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                                    TELETRAC, INC.

                                     $105,000,000

                              14% SENIOR NOTES DUE 2007

                              _________________________

                                      _________

                                      INDENTURE

                              Dated as of August 6, 1997

                                      _________





                                      _________

                     NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                      _________

                                       Trustee
                                         and
                                   Collateral Agent


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- --------------------------------------------------------------------------------

                                  TABLE OF CONTENTS


                                                                            Page

ARTICLE 1.    DEFINITIONS AND INCORPORATION BY REFERENCE....................  1
    Section 1.01.   Definitions.............................................  1
    Section 1.02.   Other Definitions....................................... 18
    Section 1.03.   Incorporation by Reference of Trust Indenture Act....... 19
    Section 1.04.   Rules of Construction................................... 19

ARTICLE 2.    THE NOTES..................................................... 20
    Section 2.01.   Form and Dating......................................... 20
    Section 2.02.   Restricted Notes........................................ 25
    Section 2.03.   Global Notes............................................ 25
    Section 2.04.   Form of Execution and Authentication.................... 27
    Section 2.05.   Registrar and Paying Agent.............................. 27
    Section 2.06.   Paying Agent to Hold Money in Trust..................... 28
    Section 2.07.   Lists of Holders of the Notes........................... 28
    Section 2.08.   Transfer and Exchange................................... 28
    Section 2.09.   Replacement Notes....................................... 35
    Section 2.10.   Outstanding Notes....................................... 36
    Section 2.11.   Treasury Notes.......................................... 36
    Section 2.12.   Temporary Notes......................................... 36
    Section 2.13.   Cancellation............................................ 37
    Section 2.14.   Defaulted Interest...................................... 37
    Section 2.15.   Record Date............................................. 37
    Section 2.16.   CUSIP and CINS Numbers.................................. 37

ARTICLE 3.    REDEMPTION.................................................... 38
    Section 3.01.   Notices to Trustee...................................... 38
    Section 3.02.   Selection of Notes to be Redeemed....................... 38
    Section 3.03.   Notice of Redemption.................................... 38
    Section 3.04.   Effect of Notice of Redemption.......................... 39
    Section 3.05.   Deposit of Redemption Price............................. 39
    Section 3.06.   Notes Redeemed in Part.................................. 40
    Section 3.07.   Optional Redemption..................................... 40
    Section 3.08.   Mandatory Redemption.................................... 41
    Section 3.09.   Offer to Purchase by Application of Excess Proceeds..... 41

 ARTICLE 4.   COVENANTS..................................................... 43
    Section 4.01.   Payment of Notes........................................ 43
    Section 4.02.   Maintenance of Office or Agency......................... 43
    Section 4.03.   Reports................................................. 44
    Section 4.04.   Compliance Certificate; Notice of Default............... 45
    Section 4.05.   Taxes and Other Claims.................................. 45
    Section 4.06.   Stay, Extension and Usury Laws.......................... 45
    Section 4.07.   Restricted Payments..................................... 46
    Section 4.08.   Dividend and Other Payment Restrictions Affecting
                      Subsidiaries.......................................... 49
    Section 4.09.   Incurrence of Indebtedness or Issuance of Disqualified
                      Stock................................................. 50
    Section 4.10.   Merger, Consolidation or Sale of Assets................. 52
    Section 4.11.   Transactions with Affiliates............................ 53
    Section 4.12.   Liens................................................... 54
    Section 4.13.   Additional Guarantees................................... 54
    Section 4.14.   Offer to Purchase Upon Change of Control................ 55
    Section 4.15.   Maintenance of Properties and Insurance................. 56
    Section 4.16.   Limitation on Issuances and Sales of Capital Stock
                      of Restricted Subsidiaries............................ 57
    Section 4.17.   Business Activities..................................... 57
    Section 4.18.   Limitation on Sales of Assets and Subsidiary Interests.. 57

ARTICLE 5.    SUCCESSORS.................................................... 58

ARTICLE 6.    DEFAULTS AND REMEDIES......................................... 58
    Section 6.1.    Events of Default....................................... 58
    Section 6.2.    Acceleration............................................ 61
    Section 6.3.    Other Remedies.......................................... 61
    Section 6.4.    Waiver of Past Defaults................................. 62
    Section 6.5.    Control by Majority..................................... 62
    Section 6.6.    Limitation on Suits..................................... 62
    Section 6.7.    Rights of Holders of Notes to Receive Payment........... 63
    Section 6.8.    Collection Suit by Trustee.............................. 63
    Section 6.9.    Trustee May file Proofs of Claim........................ 63
    Section 6.10.   Priorities.............................................. 64
    Section 6.11.   Undertaking for Costs................................... 64

ARTICLE 7.    TRUSTEE....................................................... 65
    Section 7.01.   Duties of Trustee....................................... 65
    Section 7.02.   Rights of Trustee....................................... 66
    Section 7.03.   Individual Rights of Trustee............................ 67
    Section 7.04.   Trustee's Disclaimer.................................... 67
    Section 7.05.   Notice of Defaults...................................... 67
    Section 7.06.   Reports by Trustee to Holders of the Notes.............. 67
    Section 7.07.   Compensation and Indemnity.............................. 68
    Section 7.08.   Replacement of Trustee.................................. 69
    Section 7.09.   Successor Trustee by Merger, Etc........................ 70
    Section 7.10.   Eligibility; Disqualification........................... 70
    Section 7.11.   Preferential Collection of Claims Against Company....... 70

ARTICLE 8.    LEGAL DEFEASANCE AND COVENANT DEFEASANCE...................... 70
    Section 8.01.   Option to Effect Legal Defeasance or Covenant
                      Defeasance............................................ 70
    Section 8.02.   Legal Defeasance and Discharge.......................... 71
    Section 8.03.   Covenant Defeasance..................................... 71
    Section 8.04.   Conditions to Legal or Covenant Defeasance.............. 71
    Section 8.05.   Deposited Money and Government Securities to be Held in
                      Trust; Other Miscellaneous Provisions................. 73
    Section 8.06.   Repayment to Company.................................... 74
    Section 8.07.   Reinstatement........................................... 74

ARTICLE 9.    AMENDMENT, SUPPLEMENT AND WAIVER.............................. 74
    Section 9.01.   With Consent of Holders of Notes........................ 74
    Section 9.02.   Without Consent of Holders of Notes..................... 75
    Section 9.03.   Compliance with Trust Indenture Act..................... 76
    Section 9.04.   Revocation and Effect of Consents....................... 76
    Section 9.05.   Notation on or Exchange of Notes........................ 76
    Section 9.06.   Trustee to Sign Amendments, Etc......................... 76
    Section 9.07.   Payments for Consents................................... 77
    Section 9.08.   Effect of Supplemental Indentures....................... 77

ARTICLE 10.   COLLATERAL AND SECURITY....................................... 77
    Section 10.01. Collateral Documents..................................... 77
    Section 10.02. Execution of Collateral Documents........................ 78

ARTICLE 11.   MISCELLANEOUS................................................. 78
    Section 11.01. Trust Indenture Act Controls............................. 78
    Section 11.02. Notices.................................................. 78
    Section 11.03. Communication by Holders of Notes with Other Holders of
                     Notes.................................................. 79
    Section 11.04. Certificate and Opinion as to Conditions Precedent....... 80
    Section 11.05. Statements Required in Certificate or Opinion............ 80
    Section 11.06. Rules by Trustee and Agents.............................. 80
    Section 11.07. No Personal Liability of Directors, Officers, Employees,
                     Incorporators and Stockholders......................... 81
    Section 11.08. Governing Law............................................ 81
    Section 11.09. No Adverse Interpretation of Other Agreements............ 81
    Section 11.10. Successors............................................... 81
    Section 11.11. Severability............................................. 81
    Section 11.12  Counterpart Originals.................................... 81
    Section 11.13  Table of Contents, Headings, Etc......................... 81

                                       EXHIBITS


EXHIBIT A     FORM OF NOTE
EXHIBIT C-1   [FORM OF CERTIFICATION TO BE GIVEN BY HOLDERS OF BENEFICIAL
              INTEREST IN A REGULATION S TEMPORARY GLOBAL NOTE]
EXHIBIT C-2   [FORM OF CERTIFICATION TO BE GIVEN BY THE EUROCLEAR OPERATOR OR
              CEDEL BANK, SOCIETE ANONYME]
EXHIBIT C-3   [FORM OF CERTIFICATION TO BE GIVEN BY TRANSFEREE OF BENEFICIAL
              INTEREST IN A REGULATION S TEMPORARY GLOBAL NOTE]
EXHIBIT C-4   FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF RESTRICTED NOTE
              TO [RESTRICTED] [RESTRICTED GLOBAL] [UNRESTRICTED] [UNRESTRICTED
              GLOBAL] [REGULATION S TEMPORARY GLOBAL] NOTE
EXHIBIT C-5   FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF RESTRICTED
              GLOBAL NOTE TO REGULATION S TEMPORARY GLOBAL NOTE (Exchanges or
              transfers pursuant to Section 2.06(d)(iii) of the Indenture)
EXHIBIT C-6   FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF RESTRICTED
              GLOBAL NOTE TO UNRESTRICTED GLOBAL NOTE (Exchanges or transfers pursuant to Section 2.08(d)(iii) of the Indenture)
EXHIBIT C-7   FORM OF INSTRUCTION FOR EXCHANGE EXCHANGE INSTRUCTIONS TELETRAC,
              INC., 14% Senior Notes due 2007
EXHIBIT C-8   FORM OF CERTIFICATION FOR TRANSFER OF RESTRICTED [GLOBAL] NOTE,
              TRANSFEREE CERTIFICATION

    INDENTURE dated as of August 6, 1997 between Teletrac, Inc. (the "Company"), a Delaware corporation, and Norwest Bank Minnesota, National Association, as trustee (the "Trustee") and as Collateral Agent (as defined in the Pledge Agreement).

    The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 14% Senior Notes due 2007:


                                      ARTICLE 1.
                            DEFINITIONS AND INCORPORATION
                                     BY REFERENCE


Section 1.01. Definitions.

    "Acquired Debt" means, with respect to any specified Person:

              (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and

              (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

    "Affiliate" of any specified Person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities (or the equivalent) of a Person shall be deemed to be control.

    "Agent" means any Registrar, Paying Agent or co-registrar.

    "Agent Members" has the meaning set forth in Section 2.03(e).

    "Applicable Procedures" has the meaning set forth in Section 2.06(d)(iii).

    "Asset Sale" means:

              (i) the sale, lease, conveyance or other disposition (collectively "dispositions") of any assets (including, without limitation, by way of a sale and leaseback) in one or a series of related transactions; and

              (ii) the issuance by any of the Company's Restricted Subsidiaries of Equity Interests or the disposition by the Company or any of its Restricted Subsidiaries of Equity Interests of any of their Subsidiaries, in the case of either clause (i) or (ii) above, whether in a single transaction or a series of related transactions: (a) that have a Fair Market Value in excess of $5 million; or (b) for net proceeds in excess of $5 million. Notwithstanding the foregoing: (i) the sale of inventory in the ordinary course of business; (ii) a disposition of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company; (iii) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company; and (iv) a Restricted Payment that is permitted by Section 4.07; and (v) the sale of assets that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company shall not be deemed to be Asset Sales.

    "Bank Credit Facility" means one or more credit facilities (whether a term or a revolving facility) of the type customarily entered into with commercial banks, between the Company, on the one hand, and any commercial banks, financial institutions or other lenders, on the other hand, which Bank Credit Facilities are by their terms designed as a "Bank Credit Facility" for purposes of this Indenture.

    "Bankruptcy Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

    "Bankruptcy Law" means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

    "Business Day" means any day other than a Legal Holiday.

    "Capital Lease" means, at the time any determination thereof is made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with GAAP.

    "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on the balance sheet in accordance with GAAP.

    "Capital Stock" means:

              (i)   in the case of a corporation, corporate stock;

              (ii) In the case of an association or business entity, and any all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

              (iii) in the case of a partnership, partnership interests (whether general or limited); and

              (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "Cash Consideration" means any consideration received from an Asset Sale in the form of cash or Cash Equivalents, in either case in U.S. dollars or freely convertible into U.S. dollars.

    "Cash Equivalents" means:

              (i)   U.S. dollars;

              (ii)  Government Securities;

              (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Eligible Institution;

              (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any Eligible Institution;

              (v) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition; and

              (vi) shares of any mutual funds or other pooled investment vehicles, in each case having assets of $500 million, investing solely in investments of the types described in (i) through (v) above.

    "CEDEL" means Cedel Bank, societe anonyme.

    "Change of Control" means:

              (i) the sale, lease, transfer, conveyance or other disposition, in one transaction or a series of related transactions, directly or indirectly, including through a liquidation or dissolution, of all or substantially all of the assets of the Company and its Restricted Subsidiaries to any Person or group (as such term is used in Section 13 (d) of the Exchange Act);

              (ii) the adoption of a plan relating to the liquidation or dissolution of the Company;

              (iii) any Person or group (as defined above), other than any of the Existing Stockholders or their respective Affiliates, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Equity Interests of the Company, including by way of merger, consolidation or otherwise; or

              (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

    "Collateral" has the meaning set forth in the Pledge Agreement.

    "Collateral Agent" means the Collateral Agent under the Pledge Agreement.

    "Collateral Documents" means the Pledge Agreement and any financing statements filed pursuant thereto.

    "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus, to the extent deducted or otherwise excluded in computing such Consolidated Net Income;

              (i) an amount equal to any extraordinary loss plus any net loss realized in connection with a sale of assets;

              (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period;

              (iii) Consolidated Interest Expense less consolidated interest income of such Person and its Restricted Subsidiaries for such period; and

              (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period;

in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be distributed by dividend to such Person by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

    "Consolidated Interest Expense" means, with respect to any Person for any period, the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital lease Obligations, commission, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financing, and net payments (if any) pursuant to Hedging Obligations).

    "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that:

              (i) the Net Income of any Person that is accounted for by the equity method of accounting shall be included, but only to the extent of the amount of dividends or distributions actually paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof;

              (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders;

              (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

              (iv) the cumulative effect of a change in accounting principles shall be excluded; and

              (v) the Net Income of any Unrestricted Subsidiary shall be included only to the extent of the amount of dividends or distributions actually paid in cash to the referent Person or a Restricted Subsidiary thereof.


    "Consolidated Net Worth" means, with respect to any Person as of any date:

              (i) the consolidated equity of the equity holders of such Person and its consolidated Restricted Subsidiaries as of such date; plus

              (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred Equity Interests (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock; minus

              (iii) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going-concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person; minus

              (iv) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Restricted Subsidiaries; minus

              (v) all unamortized debt discount and expense and unamortized deferred charges as of such date.

    "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

    "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Company.

    "Custodian" means Norwest Bank Minnesota, National Association, and any successor custodian, as custodian of the Global Notes for DTC under custody agreements, or any similar successor agreement or agreements.

    "Depositary" means, with respect to the Global Notes, DTC or such other Person as shall be designated as Depositary by the Company pursuant to this Indenture.

    "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

    "Disqualified Stock" means, with respect to any Person, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event: (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise; or (ii) is redeemable or is convertible or exchangeable for Indebtedness at the option of the Holder thereof, in whole or in part, on or prior to the date on which the Notes mature.

    "DTC" means the Depository Trust Company, a New York corporation.

    "Eligible Institution" means a domestic commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" or higher according to S&P or Moody's at the time as of which any investment or rollover therein is made.

    "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "Euroclear" means the Euroclear System, operated by Morgan Guaranty Trust Company of New York, Brussels Office.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Exchange Notes" means 14% Senior Secured Notes Due 2007 issued by the Company, and containing terms identical to those of the Original Notes (except that such Exchange Notes shall have been issued in an exchange offer registered under the Securities Act), that are issued and exchanged for the Original Notes pursuant to the Registration Rights Agreement and this Indenture.

    "Existing Indebtedness" means the Indebtedness of the Company in existence on the Issue Date until such amounts are repaid.

    "Existing Stockholders" means any stockholder of the Company who or which beneficially owns more than 5.0% of the Class A Common Stock, on a fully diluted basis, as of the date of this Indenture.

    "FCC" means the Federal Communications Commission.

    "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided that the Fair Market Value of any such asset or assets shall be determined by the Board of Directors of the Company, acting in good faith, and which determination shall be evidenced by an Officers' Certificate delivered to the Trustee.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession and which are in effect on the Issue Date.

    "Global Note" means any Regulation S Temporary Global Note, any Restricted Global Note or any Unrestricted Global Note, as the case may be.

    "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

    "Guarantee" or "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

    "Guarantor" means any entity that executes, pursuant to the terms of this Indenture, a Guarantee of the obligations of the Company under the Notes, and their respective successors and assigns.

    "Hedging Obligations" means, with respect to any Person, the obligations of such Person under: (i) interest rate swap agreements, (ii) foreign currency hedge obligations; and (iii) other agreements or arrangements designed to protect such Person against fluctuations in interest and foreign currency rates.

    "Holder" means a Person in whose name a Note is registered.

    "Holdings" means Teletrac Holdings, Inc., a Delaware corporation.

    "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any

Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable to the extent that any such accrued expense or trade payable is not more than 90 days overdue or is otherwise being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person and, in the event such indebtedness is not assumed by, and is otherwise non-recourse to, such Person, the amount of such indebtedness shall be deemed to equal the greater of the book value or Fair Market Value of such asset) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

    "Indebtedness to Cash Flow Ratio" means, with respect to any Person as of any date of determination, the ratio of:

            (i) total Indebtedness of such Person and its Restricted Subsidiaries as of such date to;

           (ii) four times Consolidated Cash Flow of such Person and its Restricted Subsidiaries for the most recently ended fiscal quarter for which financial statements of such Person are available (the "Measurement Period");

provided, however, that: (a) in making such computation, the total Indebtedness of such Person and its Restricted Subsidiaries shall include the total amount of funds outstanding and available under any credit facilities; and (b) in the event such Person or any of its Restricted Subsidiaries consummates a material acquisition or sale of assets subsequent to the commencement of the Measurement Period, then the Indebtedness to Cash Flow Ratio shall be calculated giving pro forma effect to such material acquisition or sale of assets as if the same had occurred at the beginning of the Measurement Period.

    "Indenture" means this Indenture, as originally executed or as amended or supplemented from time to time.

    "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the good faith judgment of the Board of Directors of the Company (evidenced by a unanimous resolution of the Board of Directors of the Company as set forth in an Officers' Certificate delivered to the Trustee), qualified to perform the task for which it has been engaged and is disinterested and independent with respect to the Company and its Affiliates.

    "Initial Purchasers" means Donaldson, Lufkin & Jenrette Securities Corporation and TD Securities (USA) Inc.

    "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans, guarantees, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

    "Issue Date" means the date on which the Notes are first authenticated and delivered under this Indenture.

    "Joint Venture" means a Person in a Related Business in which the Company holds 50% or less of the Voting Equity Interests.

    "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

    "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

    "Liquidated Damages" has the meaning set forth in Section 5 of the Registration Rights Agreement.

    "Moody's" means Moody's Investors Service, Inc.

    "Net Income" means, with respect to any Person, the net income (or loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

            (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with:

                   (a) any sale of assets (including, without limitation, dispositions pursuant to sale and leaseback transactions); or

                   (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

           (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

    "Net Proceeds" means the aggregate cash consideration received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale in the form of cash or Cash Equivalents (including, without limitation, any cash received upon the sale or other disposition of any noncash consideration received in any Asset Sale), net of the direct costs relating to such Asset sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred, as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements, and provided that any such amount not so required to be paid for taxes shall be deemed to constitute Net Proceeds at the time such amount is not retained for such purpose), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets (including Equity Interests) that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or asset (including Equity Interests) established in accordance with GAAP (provided that the amount of any such reserve shall be deemed to constitute Net Proceeds at the time such reserve shall have been released or is not otherwise required to be retained for such purpose).

    "Non-Recourse Debt" means Indebtedness:

            (i)    as to which neither the Company nor any of its Restricted
    Subsidiaries:

                   (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness);

                   (b) is directly or indirectly liable (as a guarantor or otherwise); or

                   (c)  constitutes the lender;

           (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against any Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

    "Notes" means the Original Notes and the Exchange Notes.

    "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "Offering Memorandum" means the Offering Memorandum dated July 31, 1997 relating to the offering of the Units.

    "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice-President of such Person.

    "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer or President and the chief financial and/or accounting officer of such Person.

    "Opinion of Counsel" means an opinion from legal counsel, who may be an employee of or counsel to the Company (or any Guarantor, if applicable), any Subsidiary of the Company (or any Guarantor, if applicable) or the Trustee.

    "Original Notes" means the 14% Senior Notes due 2007 issued under this Indenture on the date of this Indenture.

    "Owner Securities Certification" has the meaning specified in Section 2.01(b)(ii).

    "Permitted Investment" means:

            (i) any Investment in the Company or in any Wholly Owned Restricted Subsidiary of the Company;

           (ii)    any Investment in Cash Equivalents;

          (iii) Investments by the Company or any of its Restricted Subsidiaries in a Person if, as a result of such Investment:

                   (a) such Person becomes a Wholly Owned Restricted Subsidiary of the Company;

                   (b) such Person is merged, consolidated or amalgamated with or into,or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Wholly Owned Restricted Subsidiary of the Company;

           (iv) any Investments made solely as a result of the receipt of non-Cash Consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.15; and

            (v) any Investment made by the Company or any of its Restricted Subsidiaries in a Related Business; provided that, at any time any such Investment is made, such Investment will not cause the aggregate amount of Investments at any one time outstanding under this clause (v) to exceed $6 million.

    "Permitted Liens" means:

            (i)    Liens securing the Notes;

           (ii)    Liens in favor of the Company;

          (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Restricted Subsidiaries, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary;

           (iv) Liens on property existing at the time of acquisition thereof by the Company or any of its Restricted Subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition;

            (v) Liens to secure the performance of statutory obligations, surety, appeal or performance bonds or other obligations of a like nature or mechanics' or purchase money Liens incurred in the ordinary course of business;

           (vi)    Liens existing on the Issue Date;

          (vii) Liens on inventory or accounts receivable securing Indebtedness incurred in accordance with Section 4.09(vi) hereof or securing Permitted Refinancing Indebtedness incurred pursuant hereto to refinance Indebtedness in accordance with Section 4.09(vi) hereof;

         (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

           (ix) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; and

            (x) Liens securing Indebtedness under the Bank Credit Facility incurred in accordance with Section 4.09(vi) hereof.

    "Permitted Refinancing Indebtedness" has the meaning set forth in Section
4.09 hereof.

    "Person" means any individual, corporation, limited liability company, limited liability partnership, partnership (general or limited), joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

    "Pledge Account" means the account established with the Collateral Agent pursuant to Pledge Agreement for the deposit of the Pledged Securities.

    "Pledge Agreement" means the Pledge Agreement dated as of the date of this Indenture by and between the Company and the Collateral Agent governing the Pledge Account.

    "Pledged Securities" means the U.S. government securities purchased by the Company with a portion of the net proceeds from the Offering to be deposited in the Pledge Account and pledged as security for the payment of the first six semi-annual interest payments on the Notes.

    "Preferred Equity Interest", in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

    "Purchase Agreement" means the Purchase Agreement, dated July 31, 1997, among the Company, Teletrac Holdings, Inc. and the Initial Purchasers.

    "QIB" means a "qualified institutional buyer" within the meaning of Rule
144A.

    "Regulation S" means Regulation S under the Securities Act.

    "Regulation S Temporary Global Note" has the meaning set forth in Section 2.01(b)(i).

    "Related Assets" means all assets used in connection with the design, development, procurement, installation, operation or marketing of location or related two-way messaging systems and any activities or assets ancillary thereto.

    "Related Business" means any business relating to the design, procurement, installation and operation of location, fleet management or related two-way messaging systems and business and reasonably related extensions thereof.

    "Registration Rights Agreement" means the Registration Rights Agreement among the Company, Donaldson, Lufkin & Jenrette Securities Corporation and TD Securities USA) Inc.

    "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

    "Restricted Global Note" has the meaning set forth in Section 2.01(c).

    "Restricted Investment" means an Investment other than a Permitted
Investment.

    "Restricted Period" means the period (a) beginning on and including the later of (i) the Offering Date (as defined in the Offering Memorandum) and (ii) the Issue Date and (b) ending on the later of (i) 40 days thereafter and (ii) the Separation Date.

    "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

    "S&P" means Standard & Poor's Ratings Group.

    "SEC" means the Securities and Exchange Commission.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Separation Date" means the date on which the Notes and Warrants will be separately transferable, which date shall be the earliest of (i) the date that is 180 days following the Closing Date, (ii) the Commencement of the Exchange Offer (as defined in the Offering Memorandum), (iii) the date a shelf registration statement with respect to the Notes is declared effective, (iv) such date as Donaldson, Lufkin & Jenrette Securities Corporation shall determine in its sole discretion, and (v) in the event a Change of Control occurs, the date the Company mails the required notice thereof to the Holders.

    "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

    "Subsidiary" means, with respect to any Person:

            (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

           (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
    (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

    "Supplemental Indenture" means any supplemental indenture relating to this Indenture.

    "Tax Sharing Agreement" means the Tax Sharing Agreement between the Company and Holdings as in effect on the date hereof.

    "TIA" means the Trust Indenture Act of 1939 as in effect on the date on which this Indenture is qualified under the TIA.

    "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

    "Unit" means the Units offered pursuant to the Offering Memorandum, consisting of one Original Note and one Warrant.

    "Unrestricted Global Note" has the meaning set forth in Section 2.01(b)(i).

    "Unrestricted Subsidiary" of a Person means any Subsidiary of such Person that is designated by such Person as an Unrestricted Subsidiary pursuant to a resolution of its Board of Directors, but only if and for so long as such
Subsidiary:

            (i)  has no Indebtedness other than Non-Recourse Debt;

           (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

         (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

                (a)     to subscribe for additional Equity Interests; or

                (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

         (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

         (v) in the case of a corporate entity or limited liability company, has at least one director on its board of directors and at least one executive officer, in each case who is not a director or executive officer of any of the Company or any of its Restricted Subsidiaries.

    Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee within 45 days of such designation a certified copy of the resolution of the Board of Directors giving effect to such designation and on Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant set forth in Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant set forth in Section 4.09 hereof, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

         (i)  such Indebtedness is permitted under the Section 4.09 hereof, and

         (ii) no Default or Event of Default would be in existence following such designation.

         Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee within 45 days of such designation a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate that such designation complied with the conditions of the immediately preceding sentence.

    "Voting Equity Interests" means the Equity Interest in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect or appoint the board of directors, executive committee or other governing body of such corporation or Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

    "Warrant" means a Warrant to purchase .537495 shares of the Class A Common Stock, par value $.01 per share, of the Company.

    "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

         (i) the sum of the products obtained by multiplying: (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

         (ii)    the then outstanding principal of such Indebtedness.

    "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and one or more other Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02.      Other Definitions.

    Term                                                  Defined in
                                                           Section

"Asset Sale Offer".....................................     3.09
"Affiliate Transaction"................................     4.11
"Change of Control Offer"..............................     4.15
"Change of Control Payment"............................     4.15
"Change of Control Payment Date".......................     4.15
"Covenant Defeasance"..................................     8.03
"Event of Default".....................................     6.01
"Excess Proceeds"......................................     4.19
"incur"................................................     4.09
"Intercompany Indebtedness"............................     4.09

    Term                                                  Defined in
                                                           Section

"Legal Defeasance".....................................     8.02
"Offer Amount".........................................     3.09
"Offer Payment"........................................     4.21
"Offer Payment Date"...................................     4.21
"Offer Period".........................................     3.09
"Offer to Purchase"....................................     4.21
"Paying Agent".........................................     2.04
"Payment Default"......................................     6.01
"Permitted Refinancing"................................     4.09
"Purchase Date"........................................     3.09
"Refinancing Indebtedness".............................     4.09
"Registrar"............................................     2.04
"Restricted Payments"..................................     4.07

Section 1.03. Incorporation by Reference of Trust Indenture Act.

    Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

    The following TIA terms used in this Indenture have the following meanings:

    "indenture securities" means the Notes and any Guarantee of the Notes;

    "indenture security Holder" means a Holder;

    "indenture to be qualified" means this Indenture;

    "indenture trustee" or "institutional trustee" means the Trustee;

    "obligor" on the Notes means each of the Company and any successor obligor upon the Notes or any Guarantor.

    All other terms used in this Indenture that are defined by the TIA, defined by reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

    Unless the context otherwise requires:

    (1)  a term has the meaning assigned to it;


                                         -19-
\

    (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

    (3)  "or" is not exclusive;

    (4) words in the singular include the plural, and in the plural include the singular; and

    (5)  provisions apply to successive events and transactions.


                                      ARTICLE 2.
                                      THE NOTES

Section 2.01. Form and Dating.

    (a) The Original Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A-1 through A-3 hereto, the terms of which are incorporated in and made a part of this Indenture. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements approved as to form by the Company, and required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in denominations of $1,000 and integral multiples thereof.

    (b)(i) Notes that are to be offered and resold by the Initial Purchasers in reliance on Regulation S shall be issued initially in the form of a single temporary Global Note (a "Regulation S Temporary Global Note") in fully registered form without interest coupons, substantially in the form of Exhibit A-1 hereto, with such applicable legends as are provided for in subsection (d) hereof. Any Regulation S Temporary Global Note shall be duly executed by the Company and authenticated by the Trustee, as provided herein, and shall be registered in the name of the Depositary or its nominee and deposited with the Trustee, at its New York office, as custodian for the Depositary, for credit to the respective accounts of beneficial owners of such Note (or to such other accounts as they may direct) at Euroclear or CEDEL. On or after the termination of the Restricted Period, interests in the Regulation S Temporary Global Note will be exchangeable for an unrestricted Global Note (an "Unrestricted Global Note"), in definitive, fully registered form without interest coupons, substantially in the form of Exhibit A-2 hereto, with such applicable legends as are provided for in subsection (d) and in accordance with clause (ii) below.
The aggregate principal amount of a Regulation S Temporary Global Note and an Unrestricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

         (ii) A holder of a beneficial interest in a Regulation S Temporary Global Note may receive payments of interest on such Regulation S Temporary Global Note only after delivery by such Person to Euroclear or CEDEL, as the case may be, of a written certification (an "Owner Securities Certification") substantially in the form of Exhibit C-1 hereto, and upon delivery by Euroclear or CEDEL, as the case may be, to the Paying Agent of a certification or certifications (each, a "Depositary Securities Certification") substantially in the form of Exhibit C-2 hereto. The delivery by such holder of a beneficial interest in such Regulation S Temporary Global Note of such certification shall constitute an irrevocable instruction by such holder to Euroclear or CEDEL, as the case may be, to exchange such holder's beneficial interest in the Regulation S Temporary Global Note for a beneficial interest in the Unrestricted Global Note upon the expiration of the Restricted Period in accordance with the next succeeding paragraph. No interest shall be paid to any holder of a beneficial interest in a Regulation S Temporary Global Note until the foregoing Owner Securities Certification has been provided to Euroclear or CEDEL, as the case may be, by such holder and no interest shall be paid to Euroclear or CEDEL on such holder's interest in a Regulation S Temporary Global Note unless Euroclear or CEDEL, as the case may be, has provided a Depositary Securities Certification to the Paying Agent with respect to such interest.

         Upon (i) the expiration of the Restricted Period, (ii) receipt by Euroclear or CEDEL, as the case may be, and the Paying Agent of the certificates described in the preceding paragraph, (iii) receipt by the Depositary of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Depositary to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Unrestricted Global Note in a principal amount equal to that of the beneficial interest in such Regulation S Temporary Global Note and (2) a written order given in accordance with the Applicable Procedures regarding the account of the Agent Member, and the Euroclear or CEDEL account for which such Agent Member's account is held, to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (iv) receipt by the Trustee of notification from the Depositary of the transactions described in (iii) above, the Trustee, as Registrar, shall instruct the Depositary to reduce the principal amount of such Regulation S Temporary Global Note and to increase the principal amount of such Unrestricted Global Note, by the principal amount of the beneficial interest in such Regulation S Temporary Global Note to be so transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Unrestricted Global Note having a principal amount equal to the amount by which the principal amount of such Regulation S Temporary Global Note was reduced upon such transfer.

    (c) Notes that are to be offered and resold by the Initial Purchasers in accordance with Rule 144A shall be issued in definitive, fully registered form without interest coupons, substantially in the form of Exhibit A-3 hereto, with such applicable legends as are provided for in subsection (d) below. Such Notes may be issued in the form of a single Global Note (the "Restricted Global Notes"). Restricted Global Notes shall be duly executed by the Company and authenticated by the Trustee as provided herein and shall be registered in the name of a nominee of the Depositary and deposited with the Trustee, at its New York office, as custodian for the Depositary, for credit to the respective account of beneficial owners of such Restricted Global Notes. The aggregate principal amount of a Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

    (d) The Notes shall be issued in the form of one or more Global Notes and the Depository Trust Company, its nominees, and their respective successors, shall act as the Depositary with respect thereto. Each Global Note shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, and (ii) shall bear a legend substantially to the following effect:

         "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

    Each Restricted Note shall bear the following legend on the face thereof:

         "THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED

         STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE SECOND SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER) OR
         (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A

         PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

The Trustee must refuse to register any transfer of a Note bearing such legend that would violate the restrictions described in such legend.

         Each Regulation S Temporary Global Note shall bear a legend substantially in the following form:

         THIS NOTE IS A REGULATION S TEMPORARY GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. INTERESTS IN THIS REGULATION S TEMPORARY GLOBAL NOTE MAY NOT BE OFFERED OR SOLD TO A U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD (AS DEFINED IN THE INDENTURE), AND NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS REGULATION S TEMPORARY GLOBAL NOTE MAY BE MADE FOR AN INTEREST IN A RESTRICTED GLOBAL NOTE OR IN AN UNRESTRICTED GLOBAL NOTE UNTIL AFTER THE LATER OF THE DATE OF TERMINATION OF THE RESTRICTED PERIOD AND THE DATE ON WHICH THE OWNER SECURITIES CERTIFICATION AND THE DEPOSITARY SECURITIES CERTIFICATION RELATING TO SUCH INTEREST HAVE BEEN PROVIDED IN ACCORDANCE WITH THE TERMS OF THE INDENTURE, TO THE EFFECT THAT THE BENEFICIAL OWNER OR OWNERS OF SUCH INTEREST ARE NOT U.S. PERSONS.

         Prior to the Separation Date, each Note shall bear a legend substantially in the following form:

         THE NOTES REPRESENTED BY THIS CERTIFICATE WERE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $1,000 AGGREGATE PRINCIPAL AMOUNT OF 14% SENIOR NOTES DUE 2007 OF TELETRAC, INC. (THE "NOTES") AND ONE WARRANT TO PURCHASE SHARES OF CLASS A COMMON STOCK OF TELETRAC HOLDINGS, INC. (THE "WARRANTS"). THE WARRANTS AND THE NOTES WILL NOT TRADE SEPARATELY UNTIL THE EARLIEST OF (I) 180 DAYS AFTER THE CLOSING DATE OF THE SALE OF THE UNITS, (II) THE COMMENCEMENT OF AN EXCHANGE OFFER

         WITH RESPECT TO THE NOTES OR THE EFFECTIVENESS OF A SHELF REGISTRATION STATEMENT FOR THE NOTES, (III) SUCH DATE AS DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION IN ITS SOLE DISCRETION MAY DETERMINE, OR (IV) IN THE EVENT OF A "CHANGE IN CONTROL" (AS DEFINED IN THE INDENTURE GOVERNING THE NOTES), THE DATE TELETRAC, INC. MAILS THE REQUIRED NOTICE THEREOF TO THE HOLDERS OF THE NOTES.

         (e) The Notes are being offered and sold by the Company to the Initial Purchasers pursuant to the Purchase Agreement.

Section 2.02. Restricted Notes.

         During the period beginning on the Issue Date and ending on the date two years from the Closing Date, all Notes offered and sold to QIBs in reliance on Rule 144A shall be deemed "Restricted Notes" and shall bear on their face, and be subject to the restrictions on transfer provided in, the legend set forth therefor in Section 2.01(d); provided, however, that the term "Restricted Notes" shall not include Notes as to which restrictions have been terminated in accordance with Section 2.08(c).

Section 2.03. Global Notes.

         (a) Notwithstanding any other provision of this Indenture, a Global Note shall not be exchanged in whole or in part for a Note registered in the name of any person other than the Depositary or one or more of its nominees thereof, unless (1) the Depositary (A) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note and the Company thereupon fails to appoint a successor Depositary within 90 days or (B) ceases to be a clearing agency registered under the Exchange Act, (2) there shall have occurred and be continuing an Event of Default, or an event which with notice or lapse of time or both would become an Event of Default with respect to the Notes, or (3) the Company, at its sole option, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes; provided, however, that no exchange may be made pursuant to this clause (3) in respect of any interest in a Regulation S Temporary Global Note unless and until the Restricted Period shall have expired and the certifications required by Section 2.08(b)(ii) shall have been provided in respect of such interest. Any Global Note shall be so exchanged from time to time in whole and not in part as directed by the Depositary. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note, provided, however, that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

         (b) Notes issued in exchange for a Global Note or any portion thereof shall be issued in definitive, fully registered form, shall have an aggregate principal registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Transfer Agent located in the Borough of Manhattan, The
City of New York, to be so exchanged. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered or exchanged or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof. Any Note delivered in exchange for the Global Note or any portion thereof shall, except as otherwise provided by
Section 2.08, bear the legend regarding transfer restrictions required by
Section 2.01(d).

         (c)  Subject to the provisions in the legends required by
Section 2.01(d) above, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons who may hold interests in Agent Members, to take any action that such Holder is entitled to take under this Indenture.

         (d) In the event of the occurrence of any of the events specified in paragraph (a) of this Section 2.05, the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form.

         (e) Neither members of, nor participants in, the Depositary ("Agent Members") nor any other Person on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note. With respect to any Global Note deposited on behalf of the subscribers for the Notes represented thereby with the Trustee as custodian for the Depositary for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or CEDEL, the provisions of the "Operating Procedures of the Euroclear System" and the "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of CEDEL, respectively, shall be applicable to Global Notes.

Section 2.04. Form of Execution and Authentication.

    Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature.

    If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

    A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

    The Trustee shall, upon a written order of the Company signed by two Officers of the Company, authenticate Notes for original issue up to an aggregate principal amount of $105,000,000 of the Notes exchanged therefor. The aggregate principal amount of Notes outstanding at any time shall not exceed the amount set forth herein except as provided in Section 2.09.

    The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or any Affiliate of the Company.

Section 2.05. Registrar and Paying Agent.

    The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the "Registrar") and (ii) an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note. The Company shall notify the Trustee and the Trustee shall notify the Holders of the Notes of the name and address of any Agent not a party to this Indenture. Neither the Company nor any Affiliate may act as Paying Agent. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07.

    The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

Section 2.06.      Paying Agent to Hold Money in Trust.

    The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of the Notes or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Notes all money held by it as Paying Agent.

Section 2.07. Lists of Holders of the Notes.

    The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Notes and shall otherwise comply with TIA Section 312(a).
 If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Notes, including the aggregate principal amount of the Notes held by each thereof, and the Company shall otherwise comply with TIA Section 312(a).

Section 2.08. Transfer and Exchange.

         (a) General. At the option of each Holder but subject to the provisions of this Section 2.08, Notes may be exchanged for other Notes of any authorized denomination or denominations and of the same aggregate principal amount, upon surrender of the Notes to be exchanged at any office or agency of the Trustee appointed in or pursuant to Section 2.05 for such purpose. Subject to the terms of this Section 2.08, upon surrender for registration of transfer of any Note at any such office or agency of the Trustee, the Company shall prepare and execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations and of the same aggregate principal amount.

         All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

         Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the company and the Registrar (it being understood that, until notice to the contrary is given to Holders of Notes, the Company and the Registrar shall each be deemed to have approved the form of instrument of transfer, if any, printed on any definitive Note), duly executed by the Holder or such Holder's attorney duly authorized in writing.

         No service charge shall be made for any registration, registration of transfer or exchange of Notes, but the Company and the Trustee shall have the right to require payment from the Holder requesting any such registration of transfer or exchange of an amount in United States Dollars sufficient to pay or discharge any stamp duty, tax or other governmental charge or insurance charge that may be imposed in connection with such registration of transfer or exchange.

         The Company shall not be required to register the transfer of, or exchange, any Note called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         (b) Redemption Period. Neither the Company nor the Trustee shall be required (i) to issue Notes, to register the transfer of Notes or to exchange Notes during a period beginning at the opening of business fifteen
(15) days before the day of the mailing of a notice of redemption with respect to less than all of the Notes and ending at the close of business on the day of such mailing, or (ii) to register the transfer of Notes or to exchange Notes being redeemed in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         (c) Restricted Notes. Every Restricted Note, including any Note issued upon transfer or exchange thereof, shall be subject to the restrictions on transfer provided in the legend required to be set forth on the face of such Restricted Note pursuant to Section 2.01, unless such restrictions on transfer shall be waived by the written consent of the Company, and the Holder of each Restricted Note, by such Holder's acceptance thereof, agrees to be bound by such restrictions on transfer. Whenever any Restricted Note is presented or surrendered for registration of transfer or for exchange for a Note registered in a name other than that of the Holder, such Restricted Note must be accompanied by a transferor's certificate in substantially the form set forth in Exhibit C-4 and, in the case of transfers of Restricted Notes pursuant to Rule 144A, a transferee's certificate substantially in the form set forth in Exhibit C-8. The Registrar shall not be required to accept for such registration of transfer or exchange any Restricted Note unless such Registrar is satisfied that the restrictions on transfer as set forth in this Indenture have been complied with.

         The restrictions imposed by this Section 2.08(c) and Section 2.02 upon the transferability of any particular Restricted Note shall cease and terminate when such Restricted Note (i) has been sold pursuant to an effective registration statement, (ii) may be transferred pursuant to Rule 144 (or any successor provision thereto), unless the Holder thereof is an affiliate of the Issuer within the meaning of Rule 144 (or such successor provision), or (iii) has been transferred pursuant to Regulation S. Any Restricted Note as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Note for exchange to the Registrar in accordance with the provisions of this Section 2.08 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer pursuant to Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Issuer, addressed to the Issuer and in form acceptable to the Issuer, to the effect that the transfer of such Restricted Note has been made in compliance with Rule 144 or such successor provision) be exchanged for a new Note, of like aggregate principal amount, which shall not bear the restrictive legend required by
Section 2.01(d). The Company shall inform the Trustee of the effective date of any registration statement registering the Notes under the Securities Act.
 The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

         As used in the preceding two paragraphs of this Section 2.08(c), the term "transfer" encompasses any sale, pledge, transfer or other disposition of any Restricted Note.

         (d) Transfer of Global Notes and Interests Therein. Notwithstanding any other provision of this Indenture or the Notes, transfers of a Global Note, in whole or in part, and transfers of interests therein of the kind described in clauses (iii), (iv) or (v) below, shall be made only in accordance with this
Section 2.08(d), and all transfers of an interest in a Regulation S Temporary Global Note shall comply with Sections 2.08(d)(ii), (v) and (vi) below.

         (i) General. A Global Note may not be transferred, in whole or in part, to any person other than the Depositary or a nominee thereof, and no such transfer to any such other person may be registered; provided, however, that this clause (i) shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note. No transfer of a Note to any person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such person. Nothing in this Section 2.08(d)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 2.08(d).

         (ii) Regulation S Temporary Global Note. If the holder of a beneficial interest in a Regulation S Temporary Global Note wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in such Regulation S Temporary Global Note, such transfer may be effected, subject to Applicable Procedures (as defined below), only in accordance with this Section 2.08(d)(ii). Upon delivery (i) by a beneficial owner of an interest in a Regulation S Temporary Global Note to Euroclear or CEDEL, as the case may be, of an Owner Securities Certification, (ii) by the transferee of such beneficial interest in the Regulation S Temporary Global Note to Euroclear or CEDEL, as the case may be, of a written certification (a "Transferee Securities Certification") substantially in the form of Exhibit C-3 hereto and (iii) by Euroclear or CEDEL, as the case may be, to the Trustee of a Depositary Securities Certification, the Trustee may direct either Euroclear or CEDEL, as the case may be, to reflect on its records the transfer of a beneficial interest in the Regulation S Temporary Global Note from the beneficial owner providing the Owner Securities Certification to the Person providing the Transferee Securities Certification.

         (iii) Restricted Global Note to Regulation S Temporary Global Note. If the holder of a beneficial interest in a Restricted Global Note wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Temporary Global Note, such transfer may be effected, subject to the rules and procedures of the Depositary, Euroclear and CEDEL, in each case to the extent applicable (the "Applicable Procedures"), only in accordance with the provisions of this Section 2.06(d)(iii). Upon receipt by (1) the Depositary of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Depositary to credit or cause to be credited to a specified Agent Member's account a beneficial interest in a Regulation S Temporary Global Note in a principal amount equal to that of the beneficial interest in such Restricted Global Note, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and the Euroclear or CEDEL account, as the case may be) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (C) a certificate in substantially the form of Exhibit C-5 attached hereto given by the holder of such beneficial interest and (2) the Trustee, as Registrar, at its office in The City of New York of
    (A) notification from the Depositary of the transaction described in (1) above and (B) the certificate described in (1)(C) above, the Trustee, as Registrar, shall instruct the Depositary to reduce the principal amount of a Restricted Global Note, and to increase the principal amount of a Regulation S Temporary Global Note by the principal amount of the beneficial interest in the Restricted Global Note to be so transferred, and to credit or cause to be credited to the account of the person specified in such instructions (which shall be the Agent Member for Euroclear or CEDEL or both, as the case may be) a beneficial interest in such Regulation S Temporary Global Note having a principal amount equal to the amount by which the principal amount of the Restricted Global Note was reduced upon such transfer.

         (iv) Restricted Global Note to Unrestricted Global Note. If the holder of a beneficial interest in a Restricted Global Note wishes at any time to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.08(d)(iv). Upon receipt by (1) the Depositary of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Depositary to credit or cause to be credited to a specified Agent Member's account a beneficial interest in an Unrestricted Global Note in a principal amount equal to that of the beneficial interest in such Restricted Global Note, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and, in the case of any such transfer pursuant to Regulation S, the Euroclear or CEDEL account for which such Agent Member's account is held) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (C) a certificate in substantially the form of Exhibit C-6 attached hereto given by the holder of such beneficial interest and (2) the Trustee, as Registrar, at its office in The City of New York of (A) notification from the Depositary of the transaction described in (1) above and (B) the certificate described in (1)(C) above, the Trustee, as Registrar, shall instruct the Depositary to reduce the principal amount of a Restricted Global Note, and to increase the principal amount of an Unrestricted Global Note by the principal amount of the beneficial interest in the Restricted Global Note to be so transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Unrestricted Global Note having a principal amount equal to the amount by which the principal amount of the Restricted Global Note was reduced upon such transfer.

         (v) Regulation S Temporary Global Note or Unrestricted Global Note to Restricted Global Note. If the holder of a beneficial interest in a Regulation S Temporary Global Note on or after the termination of the Restricted Period, or the holder of a beneficial interest in an Unrestricted Global Note at any time, wishes to transfer such interest to a person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Note, such transfer may be effected, subject to the Applicable Procedures and only in accordance with this
    Section 2.08(d)(v) provided, that with respect to any transfer of a beneficial interest in a Regulation S Temporary Global Note (except a transfer pursuant to Section 2.08(d)(vii)(2)) the transferor and Euroclear or CEDEL, as the case may be, must have previously delivered the certificates described in the first paragraph of Section 2.08(b)(ii) with respect to such beneficial interest. Upon receipt by (1) the Depositary of
    (A) written instructions given in accordance with the Applicable Procedures from an Agent Member, directing the Depositary to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Restricted Global Note equal to that of the beneficial interest in a Regulation S Temporary Global Note or an Unrestricted Global Note to be so transferred and (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent

    Member to be credited with, and the account of the Agent Member (or, if such account is held for Euroclear or CEDEL, the Euroclear or CEDEL account, as the case may be) to be debited for, such beneficial interest, and (2) the Trustee, as Registrar, at its office in The City of New York of notification from the Depositary of the transaction described in (1) above, the Trustee, as Registrar, shall instruct the Depositary to reduce the principal amount of such Regulation S Temporary Global Note or Unrestricted Global Note as the case may be and increase the principal amount of the Restricted Global Note, by the principal amount of the beneficial interest in such Regulation S Temporary Global Note or Unrestricted Global Note to be so transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in such Restricted Global Note having a principal amount equal to the amount by which the principal amount of such Regulation S Temporary Global Note or Unrestricted Global Note was reduced upon such transfer.

         (vi) Interests in Regulation S Temporary Global Note to be Held Through Euroclear or CEDEL. Until the later of the termination of the Restricted Period and the provision of the certifications required by
    Section 2.01(b)(ii), interests in any Regulation S Temporary Global Note may be held only through Agent Members acting for and on behalf of Euroclear and CEDEL, and any purchaser of Notes in a sale made in reliance on Regulation S may not sell or offer to sell such Notes within the United States or to a U.S. Person or for the account or benefit of a U.S. Person within the meaning of Regulation S.

         (vii) Other Exchanges. (1) In the event that a Global Note or any portion thereof is exchanged for Notes other than Global Notes, such other Notes may in turn be exchanged (on transfer or otherwise) for Notes that are not Global Notes or for beneficial interests in a Global Note (if any is then outstanding) only in a manner consistent with the provisions of clauses (i) through (vi) above (including the certification requirements intended to insure that transfers of beneficial interests in a Global Note comply with Rule 144A, Rule 144 or Regulation S, as the case may be) and any Applicable Procedures, as may be from time to time adopted by the Company and the Trustee; provided, that, except as permitted in paragraph
    (2) hereof, no beneficial interest in a Regulation S Temporary Global Note shall be exchangeable for a definitive Note until the expiration of the Restricted Period and then only if the certifications described in Section 2.01(b)(ii) have been provided in respect of such interest.

         (2) Notwithstanding any other provision of this Section 2.08, an Initial Purchaser may exchange beneficial interests in a Regulation S Temporary Global Note held by it for one or more Restricted Notes (including an interest in a Restricted Global Note) only after delivery by such Initial Purchaser of instructions for such exchange substantially in the form of Exhibit C-7. Upon receipt of the instruction described in the preceding sentence, the Trustee shall instruct the Depositary to reduce the principal amount of a Regulation S

    Temporary Global Note by the principal amount of the beneficial interest in such Regulation S Temporary Global Note to be so transferred and either (A) the Trustee shall instruct the Depositary to increase the principal amount of the Restricted Global Note and credit or cause to be credited to the account of the Initial Purchasers a beneficial interest in such Restricted Global Note having a principal amount equal to the amount by which the principal amount of the Regulation S Temporary Global Note was reduced upon such transfer or (B) authenticate and deliver one or more Restricted Notes in the aggregate principal amount of the beneficial interest in the Regulation S Temporary Global Note to be so transferred, pursuant to the instructions described in the first sentence of this subclause (2).

         (e)  Transfer of Restricted Notes (Other Than a Restricted Global
Note) to a Global Note. If the holder of a Restricted Note (other than a Restricted Global Note) wishes at any time to transfer such Note to a person who wishes to take delivery thereof in the form of a beneficial interest in a Restricted Global Note, a Regulation S Temporary Global Note or an Unrestricted Global Note, such transfer may be effected, subject to the other provisions of this Indenture and the Applicable Procedures, only in accordance with this Section 2.08(e). Upon receipt by (1) the Depositary of
(A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Depositary to credit or cause to be credited to a specified Agent Member's account a beneficial interest in a Restricted Global Note, a Regulation S Temporary Global Note or an Unrestricted Global Note, as the case may be, in a principal amount equal to the principal amount of the Restricted Note to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and, in the case of any transfer pursuant to Regulation S, the Euroclear and CEDEL account for which such Agent Member's account is held, or if such account is held for Euroclear or CEDEL, the Euroclear or CEDEL account, as the case may be) to be credited with such beneficial interest and (C) an appropriately completed certificate substantially in the form of Exhibit C-4 hereto and (2) the Trustee of (A) the Restricted Note to be transferred, (B) notification from the Depositary of the transaction described in (1) above and (C) the certificate described in (1)(C) above, the Trustee shall cancel the Restricted Note and instruct the Depositary to increase the principal amount of a Restricted Global Note, Regulation S Temporary Global Note or Unrestricted Global Note, as the case may be, by the principal amount of the Restricted Note so transferred, and to credit or cause to be credited to the account of the person specified in such instructions (which, in the case of any increase in the principal amount of such Regulation S Temporary Global Note, shall be the Agent Member for Euroclear or CEDEL or both, as the case may be) a corresponding principal amount of such Restricted Global Note, such Regulation S Temporary Global Note or such Unrestricted Global Note. Any transfer of a Restricted Note to a person who wishes to take delivery thereof in the form of a beneficial interest in a Global Note other than a Restricted Global Note may only be effected in accordance with Regulation S or Rule 144.

         (f) Notwithstanding any other provision of this Section 2.08, transfers of any Note or a beneficial interest in a Global Note made in reliance on Rule 144A may be effected only after delivery to the Depositary or the Trustee by the proposed transferee of an appropriately completed certificate substantially in the form of Exhibit C-8.

         (g) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register. No service charge shall be made for any registration of transfer or exchange of the Notes, but the Trustee may require payment of a sum sufficient to cover any stamp duty, tax or other governmental charge or insurance charge payable in connection therewith and any other amounts required to be paid by the provisions of the Notes.

         (h) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

         (i) The Company shall not be required (i) to issue Notes, to register the transfer of Notes or to exchange Notes during a period beginning at the opening of business fifteen (15) days before the day of the mailing of a notice of redemption of Notes being redeemed under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of Notes or to exchange Notes being redeemed in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 1.029. Replacement Notes.

    If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements for replacements of Notes are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. Each of the Company and the Trustee may charge for its expenses in replacing a Note.

    Every replacement Note is an additional obligation of the Company.

Section 2.10. Outstanding Notes.

    The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

    If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

    If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

    Subject to Section 2.11, a Note does not cease to be outstanding because the Company, a Subsidiary of the Company or an Affiliate of the Company holds the Note.

Section 2.11. Treasury Notes.

    In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Subsidiary of the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer knows to be so owned shall be so considered. Notwithstanding the foregoing, Notes that are to be acquired by the Company, any Subsidiary of the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company, a Subsidiary of the Company or an Affiliate of the Company until legal title to such Notes passes to the Company, such Subsidiary or such Affiliate, as the case may be.

Section 2.12. Temporary Notes.

    Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes.
Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate definitive Notes in exchange for temporary Notes.
 Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

Section 2.13. Cancellation.

    The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange Act), unless the Company directs canceled Notes to be returned to it. The Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All canceled Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company, unless by a written order, signed by two Officers of the Company, the Company shall direct that canceled Notes be returned to it.

Section 2.14. Defaulted Interest.

    If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of the Notes on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders of the Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.15. Record Date.

    The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA Section 316(c).

Section 2.16. CUSIP and CINS Numbers.

    The Company in issuing the Notes may use "CUSIP" and "CINS" numbers and, if it does so, the Trustee shall use the CUSIP and CINS numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP and CINS numbers printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP and CINS numbers.

                                      ARTICLE 3.
                                      REDEMPTION

Section 3.01. Notices to Trustee.

    If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the redemption date, (ii) the principal amount of Notes to be redeemed, (iii) the redemption price and (iv) the redemption provision being relied on for such redemption..

Section 3.02. Selection of Notes to be Redeemed or Repurchased.

    If less than all of the Notes are to be redeemed at any time, the selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or if the Notes are not so listed on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate; provided that no Notes with a principal amount of $1,000 or less shall be redeemed in part.

    Notices of redemption or repurchase shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption or repurchase date to each Holder of Notes to be redeemed or repurchased at its registered address. If any Note is to be redeemed or repurchased in part only, the notice that relates to such Note shall state the portion of the principal amount thereof to be redeemed or repurchased. A new Note in principal amount equal to the unredeemed or unrepurchased portion will be issued in the name of the Holder thereof upon cancellation of the original Notes. On and after the redemption or repurchase date (unless the Company shall default in the payment of the redemption price, together with accrued and unpaid interest and Liquidated Damages (if any) to the redemption date), interest will cease to accrue on the Notes or portions thereof called for redemption or repurchase.

Section 3.03. Notice of Redemption.

    Subject to the provisions of Section 3.09, the redemption notice shall be mailed in accordance with the provisions of Section 3.03, shall identify the Notes to be redeemed and shall state:

         (a)  the redemption date;

         (b)  the redemption price;

         (c)  the provision being relied on for such redemption;

         (d) if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

         (e)  the name and address of the Paying Agent;

         (f) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (g) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

         (h) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (i) that no representation is made as to the correctness or accuracy of the CUSIP and CINS numbers, if any, listed in such notice or printed on the Notes.

    At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04. Effect of Notice of Redemption.

    Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the redemption date at the redemption price.

Section 3.05. Deposit of Redemption Price.

    On or prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

    On and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

Section 3.06. Notes Redeemed in Part.

    Upon surrender and cancellation of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder of the Notes at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07.      Optional Redemption

    The Notes will not be redeemable prior to August 1, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages (if any) thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

          Year                                    Redemption Price
          ----                                    ----------------
          2002..................................      107.000%
          2003..................................      104.667%
          2004..................................      102.333%
          2005 and thereafter...................      100.000%

    Notwithstanding the foregoing, prior to August 1, 2000, the Company may redeem outstanding Notes with the net proceeds of one or more sales of Capital Stock (other than Disqualified Stock) of the Company or Holdings (provided that, in the case of Holdings, proceeds from the sale of such Capital Stock shall have been contributed to the capital of the Company other than as Disqualified Stock or Indebtedness) to one or more Persons at a redemption price equal to 114% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages (if any) thereon to the redemption date; provided, however, that: (i) not less than $68.3 million aggregate principal amount of Notes remain outstanding immediately after any such redemption; and (ii) such redemption shall occur within 30 days after the date of closing of such sale of Capital Stock.

Section 3.08. Mandatory Redemption.

    Except as set forth in Sections 3.09 and 4.14 below, the Notes will not be subject to any mandatory redemption or sinking fund provisions.

Section 3.09. Offer to Purchase by Application of Excess Proceeds from Asset
              Sale.

    When the cumulative amount of Excess Proceeds (as defined in Section 4.19) exceeds $5 million, the Company shall be make an offer to all Holders of the Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds (and not solely the amount in excess of $5 million), at an offer price in cash in an amount equal to 100% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages (if any) thereon to the date of purchase fixed for the closing of such offer in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes as provided under this Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, on a pro rata basis, the amount of Excess Proceeds shall be reset at zero.

    The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the maximum principal amount of Notes that may be purchased with such Excess Proceeds (which maximum principal amount of Notes shall be the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer.

    If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

    Upon the commencement of any Asset Sale Offer, the Company shall send, by first class mail, a notice to each of the Holders of the Notes, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

         (a) that the Asset Sale Offer is being made pursuant to this Section
    3.09 and the length of time the Asset Sale Offer shall remain open;

         (b) the Offer Amount, the purchase price and the Purchase Date;

         (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

         (d) that any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

         (e) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three business days before the Purchase Date;

         (f) that Holders shall be entitled to withdraw their election if the Company, Depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

         (g) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

         (h) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

    On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes or portion thereof tendered, and deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, Depositary or Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note, to such Holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the

Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

    Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06.


                                      ARTICLE 4.
                                      COVENANTS

Section 4.01. Payment of Notes.

    The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

    The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency.

    The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

    The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

    The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03. Reports.

    Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of
Notes:

         (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Restricted Subsidiaries and, with respect to the annual information only, a report thereon by the Company's independent certified public accountants; and

         (ii) all information that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

    In addition, together with the information provided in clauses (i) and (ii) above, the Company will provide supplemental financial information to the extent permitted by the Commission in the Management's Discussion and Analysis of Financial Condition and Results of Operations section of such reports or other section of such reports as appropriate consisting of revenue, expense, earnings before interest and taxes, net income, capital expenditures, cash, debt, depreciation and amortization and units in service data for the Company. In the event the Commission does not permit such supplemental financial information to be included in such reports, then the Company will supply such information supplementally to the registered Holders, unless providing such information supplementally would, in the reasonable judgment of counsel to the Company, violate applicable law.

    In addition, whether or not required by the rules and regulations of the Commission, but only if then permitted by the Commission, the Company will file a copy of all such information and reports with the Commission for public availability and make such information available to securities analysts, investors and prospective investors upon request. The Company will furnish to the Holders or beneficial holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as the Company either exchanges all of the Notes for the Exchange Notes or has registered all of the Notes for resale under the Securities Act.

Section 4.04. Compliance Certificate; Notice of Default.

    (a) The Company shall deliver to the Trustee, within 30 days after the end of each of the Company's fiscal quarters, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal quarter has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture and the Collateral Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Collateral Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Collateral Documents, including, without limitation, a default in the performance or breach of Section 4.07, Section 4.09, Section 4.10, Section 4.15 or Section 4.20 (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

    (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default, (ii) any default under any of the Collateral Documents or
(iii) any default under any Indebtedness referred to in Section 6.01(v), an Officers' Certificate specifying such Default, Event of Default or default and what action the Company or any of its Affiliates is taking or proposes to take with respect thereto.

Section 4.05. Taxes and Other Claims.

    The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, (i) all material taxes, assessments, and governmental levies, and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, would by law become a Lien upon its properties or any Subsidiaries' properties except, in each case, as contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06. Stay, Extension and Usury Laws.

    The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. Restricted Payments.

    (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of any Equity Interests of the Company (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries), other than dividends or distributions payable (a) in Equity Interests (other than Disqualified Stock) of the Company or (b) to the Company or to any Restricted Subsidiary of the Company; (ii) purchase, redeem, defease, retire or otherwise acquire or retire for value any Equity Interests of the Company or any Affiliate of the Company, other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company; (iii) voluntarily purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is expressly subordinated in right of payment to the Notes, except in accordance with the scheduled mandatory redemption or repayment provisions set forth in the original documentation governing such Indebtedness; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

    (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

    (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the immediately preceding fiscal quarter, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Cash Flow Ratio test set forth in the first paragraph of Section 4.09 hereof; and

    (3) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clause (iii) of the next succeeding paragraph), is less than the sum (without duplication) of:

         (A) 50% of the Consolidated Net Income of the Company (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such aggregate Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

         (B) 100% of the aggregate net cash proceeds received by the Company from the issue or sale, since the Issue Date, of Equity Interests of the Company or Holdings or of debt securities of the Company or Holdings that have been converted into such Equity Interests (other than (x) Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and (y) Disqualified Stock or debt securities that have been converted into Disqualified Stock; and provided that, in the case of Holdings, proceeds from the sale of Equity Interests shall have been contributed to the capital of the Company other that as Disqualified Stock or Indebtedness; plus

         (C) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment.

    (b) The provisions set forth in paragraph (a) above shall not prohibit:

         (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

         (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (3)(B) of paragraph (a) above;

         (iii) the repayment, defeasance, redemption or repurchase of Intercompany Indebtedness or Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company or Holdings (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such repayment, defeasance, redemption or repurchase shall be excluded from clause (3)(B) of paragraph (a) above;

         (iv) payments by the Company to Holdings pursuant to the terms of the Tax Sharing Agreement; and

         (v) the purchase of employee stock or incentive options, or capital stock issued pursuant to the exercise of employee stock or incentive options or pursuant to employee restricted stock purchase plans in an aggregate amount not to exceed

    $500,000 in any calendar year and in an aggregate amount not to exceed $2.0 million since the date of this Indenture,

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (i), (ii) and (v), no Default or Event of Default shall have occurred and be continuing.

    (c) The Company may designate any of its Restricted Subsidiaries to be an Unrestricted Subsidiary if such designation would not cause a Default and, at the time of and after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness under the applicable provisions of the first paragraph of Section 4.09 hereof; provided that (i) in no event shall or any portion of the material assets or properties (other than cash) owned by the Company on the Issue Date be transferred to or held by an Unrestricted Subsidiary of the Company and (ii) notwithstanding the foregoing, the Company may designate any Restricted Subsidiary which receives the proceeds of an Investment made pursuant to clause (v) of the definition of Permitted Investments as an Unrestricted Subsidiary if (1) such designation would not cause a Default and (2) prior to the date on which such Investment is made, the Company shall not have transferred to such Subsidiary all or any portion of its material assets as of the Issue Date. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under subsection (a) of this Section 4.07. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of:

         (i) the net book value of such Investments at the time of such designation;

         (ii) the Fair Market Value of such Investments at the time of such designation; and

         (iii) the original Fair Market Value of such Investments at the time they were made.

Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

    (d) The amount of all Restricted Payments, if not made in cash, shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the latest available financial statements of the Company.

Section 4.08. Dividend and Other Payment Restrictions Affecting Subsidiaries.

    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

         (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits;

         (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

         (iii) make loans or advances to the Company or any of its Restricted Subsidiaries; or

         (iv) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of:

               (a) this Indenture, the Pledge Agreement and the Notes;

               (b) Existing Indebtedness;

               (c) applicable law;

               (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

               (e) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practice;

               (f) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iv) above on the property so acquired;

               (g) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Refinanced Indebtedness; or

               (h) in the case of clause (a), (b), (d), (e), (f) and (g) above, any amendments, modifications, restatements, renewals, increases, supplements, modifications, restatements or refinancings thereof, provided that such amendments, modifications, restatements or refinancings are not materially more restrictive with respect to such dividend and other payment restrictions than those contained in such instruments as in effect on the date of their incurrence.

Section 4.09.  Incurrence of Indebtedness or Issuance of Disqualified Stock.

    The Company shall not, and the Company shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including, without limitation, Acquired Debt) and the Company and its Restricted Subsidiaries shall not, issue any Disqualified Stock and will not permit any of their respective Subsidiaries (other than their Unrestricted Subsidiaries) to issue any shares of Preferred Equity Interest; provided, however, that, the Company may incur Indebtedness (including, without limitation, Acquired Debt) or issue Disqualified Stock if, after giving pro forma effect to the incurrence of such Indebtedness or the issuance of such Disqualified Stock and the use of proceeds thereof, the aggregate Indebtedness to Cash Flow Ratio of the Company does not exceed 5.0 to 1.

    The foregoing limitations will not apply to:

                 (i) Indebtedness represented by the Notes and this Indenture and any guarantees of the Notes issued by any Subsidiary under the terms of this Indenture.

                (ii) Existing Indebtedness;

               (iii) Indebtedness incurred by the Company under (A) Hedging Obligations, provided that (1) the notional principal amount of any interest rate protection agreement does not significantly exceed the principal amount of the Indebtedness to which such interest rate protection agreement relates and (2) any agreements related to fluctuations in currency rates do not increase the outstanding Indebtedness other than as a result of fluctuations in foreign currency exchange rates, and (B) performance, surety and workers' compensation bonds or other obligations of a like nature incurred in the ordinary course of business consistent with past practice;

               (iv) Indebtedness of the Company owed to and held by any of its Wholly Owned Restricted Subsidiaries and Indebtedness of any Wholly Owned Restricted Subsidiaries of the Company owed to and held by the Company or any of its Wholly Owned Restricted Subsidiaries (the Indebtedness incurred pursuant to this clause (iv) being hereafter referred to as "Intercompany Indebtedness"); provided that an incurrence of Indebtedness shall be deemed to have occurred upon (i) any sale or other disposition of Intercompany Indebtedness to a Person other than the Company or any of its Restricted Subsidiaries, (ii) any sale or other disposition of Equity Interests of any Restricted Subsidiary of the Company which holds Intercompany Indebtedness such that such Restricted Subsidiary ceases to be a Restricted Subsidiary after such sale or other disposition or (iii) designation of a Restricted Subsidiary as an Unrestricted Subsidiary;

               (v) Non-Recourse Debt by the Company incurred to finance purchase money obligations;

              (vi) Indebtedness incurred by the Company under a Bank Credit Facility, provided that the aggregate principal amount at any time outstanding under this clause (vi) does not exceed $30.0 million less the amount of any such Indebtedness retired with the Net Cash Proceeds from any Asset Sale (or less the permanent reduction of any commitments under the Bank Credit Facility), and less the aggregate principal amount of Indebtedness under this clause (vi) which is refinanced under clause (vii) below;

              (vii) Indebtedness incurred by the Company ("Permitted Refinancing Indebtedness") incurred to refinance, replace or refund Indebtedness ("Refinanced Indebtedness") incurred pursuant to the Indebtedness to Cash Flow Ratio test set forth in the first paragraph of this covenant or pursuant to clauses (i), (ii) or (vi) of this covenant; provided that:

                   (a) the aggregate principal amount of such Permitted
              Refinancing Indebtedness does not exceed the aggregate principal amount of the Refinanced Indebtedness (including accrued and unpaid interest thereon) plus the amount of fees and reasonable expenses incurred in connection therewith;

                   (b) such Permitted Refinancing Indebtedness shall have final maturity equal to or later than, and a Weighted Average Life to Maturity equal to or greater than, the final maturity and Weighted Average Life to Maturity of the Refinanced Indebtedness, respectively; and

                   (c) such Permitted Refinancing Indebtedness shall rank no
              higher relative to the Notes than the Refinanced Indebtedness and in no event may any Indebtedness of the Company be refinanced with Indebtedness of any Restricted Subsidiary under this clause
              (vii);

         (viii) Indebtedness incurred by the Company in respect of Capital Lease Obligations in an aggregate principal amount for all such Persons not to exceed $10.0 million at any one time outstanding; and

           (ix) other Indebtedness of the Company in an aggregate principal amount not to exceed $5.0 million at any one time outstanding.

Section 4.10. Merger, Consolidation or Sale of Assets.

    The Company shall not consolidate or merge with or into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:

         (i) the Company is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

         (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, the Pledge Agreement and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee;

         (iii) immediately after such transaction, no Default or Event of Default exists; and

         (iv) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (a) will have Consolidated Net Worth immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and (b) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the immediately preceding fiscal quarter, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indebtedness to Cash Flow Ratio test set forth in the first paragraph of Section 4.09 hereof.

Section 4.11. Transactions with Affiliates.

    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, sell, lease, license, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

    (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable arm's length transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

    (ii) the Company delivers to the Trustee:

              (a) with respect to any Affiliate Transaction involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and such Affiliate Transaction is approved by a majority of the disinterested members of the Board of Directors; and

              (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million (other than the execution of a Bank Credit Facility if Toronto Dominion Capital (U.S.A.), Inc., or an Affiliate thereof, is a lender thereunder), an opinion as to the fairness of such Affiliate Transaction to the Company or Restricted Subsidiary involved in such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor or, with respect to communications-related matters, a recognized expert in the communications industry;

provided, that the following shall be deemed not to be Affiliate Transactions:

              (1) any reasonable employment agreement or stock option agreement entered into by the Company or any of its Restricted Subsidiaries with any of their respective employees in the ordinary course of business;

              (2) transactions between or among the Company and its Wholly Owned Restricted Subsidiaries;

              (3) Restricted Payments permitted by clauses (i) and (ii) of the second paragraph of Section 4.07 hereof and Permitted Investments of a type referred to in clauses (i) and (iii) of the definition of Permitted Investments;

              (4) the payment of reasonable fees to directors of the Company or any of its Restricted Subsidiaries; and

              (5) Affiliate Transactions pursuant to agreements in effect on the date of this Indenture and described in the Offering Memorandum and renewals and extensions of such agreements on terms no less favorable to the Holders than the terms of such original agreements and transactions.

Section 4.12. Liens.

    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

Section 4.13. Additional Guarantees.

         The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers to the Trustee a supplemental indenture to this Indenture providing for a Guarantee ("Subsidiary Guarantee") of payment by such Restricted Subsidiary of all of the Company's obligations under the Notes and this Indenture on the terms set forth in this indenture and (ii) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is (a) pari passu with the Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

    Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited under the terms of this Indenture) or (ii) the release or discharge of the Guarantee that resulted in the creation of such Subsidiary guarantee, except a discharge or release by or as a result of payment under such Guarantee.

Section 4.14. Offer to Purchase Upon Change of Control.

    (a) Upon the occurrence of a Change of Control, each Holder shall have a right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages (if any) thereon to the date of purchase (the "Change of Control Payment"). Within 20 days following the date upon which the Change of Control occurred (the "Change of Control Date"), the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

         (i)  that the Change of Control Offer is being made pursuant to this
    Section 4.14 and that all Notes tendered and not withdrawn shall be accepted for payment;

         (ii) the purchase price (including the amount of accrued interest) and Liquidated Damages (if any) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");


         (iii) that any Note not tendered will continue to accrue interest;

         (iv) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

         (v) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

         (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing such Holder's election to have such Notes purchased;

         (vii) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

         (vii) the circumstances and relevant facts regarding such Change of Control.

    (b) On or before the Change of Control Payment Date, the Company shall to the extent lawful (i) accept for payment all Notes or portions thereof property tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent in U.S. dollars, an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so accepted the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to such Holders a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

         Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.


         The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    (c) The provisions of Subsections (a) and (b) above shall not apply if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.15. Maintenance of Properties and Insurance.

    The Company shall, and shall cause each of its Subsidiaries to, maintain its properties in good working order and condition (subject to ordinary wear and tear) and make all reasonably necessary repairs, renewals, replacements, additions and improvements required for it to actively conduct and carry on its business; provided, however, that nothing in this Section 4.15 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the good faith judgment of the Board of Directors or other governing body of the Company desirable in the conduct of its businesses and is not disadvantageous in any material respect to the Holders.

Section 4.16. Limitation on Issuances and Sales of Capital Stock of Restricted
              Subsidiaries.

    The Company shall not, and shall not permit any Restricted Subsidiary to, issue, transfer, convey, sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock of a Restricted Subsidiary to any person other than the Company or a Wholly-Owned Restricted Subsidiary except (i) in a transaction consisting of a sale of all other Capital Stock of such Restricted Subsidiary and that complies with the provisions of Section 4.18 hereof, to the extent such provisions apply;
(ii) if required, the issuance, transfer, conveyance, sale or other disposition of directors' qualifying shares; and (iii) in a transaction in which, or in connection with which, the company or a Restricted Subsidiary acquires at the same time sufficient Capital Stock of such Restricted Subsidiary to at least maintain the same percentage ownership it had prior to such transaction (and provided that the terms of such Capital Stock, and under which such Capital Stock is held are not more disadvantageous to the Company).

Section 4.17. Business Activities.

    The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than that which is related to the design, development, procurement, installation, operation or marketing of location, fleet management or related two-way messaging systems and businesses and reasonably related extensions thereof.

Section 4.18. Limitation on Sales of Assets and Subsidiary Interests.

    The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless

    (i) The Company or such Restricted Subsidiary, as the case may be, engaging in such Asset Sale receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of; and


    (ii) at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash equivalents; provided, however, that any notes or similar obligations received by any of the Company or such Restricted Subsidiaries from such transferees that are immediately converted by the Company or such Restricted Subsidiaries into cash, shall be deemed to be cash (to the extent of the net cash received) for purposes of this clause (ii).

    Within 180 days after the receipt of any Net Proceeds, the Company may apply such Net Proceeds to: (i) repay, and thereby permanently reduce the commitments or amounts available to be borrowed under the Bank Credit Facility pursuant to clause (vi) of the covenant set forth in Section 4.09 hereof, or
(ii) an investment in Related Assets or a Related Business. Pending the final application of any such Net Proceeds, the Company may temporarily invest such Net Proceeds in ant manner that is not prohibited by this Indenture. Any Net Proceeds that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds" for purposes of
Section 3.09 hereof.


                                      ARTICLE 5.
                                      SUCCESSORS


    Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 4.10, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Company shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.


                                      ARTICLE 6.
                                DEFAULTS AND REMEDIES

Section 6.1.  Events of Default.

    Each of the following constitutes an "Event of Default":

            (i) default for 30 days in the payment when due of interest on, or Liquidated Damages (if any) with respect to, any of the Notes;

           (ii) default in payment when due (whether at maturity, upon redemption or repurchase, or otherwise) of the principal of or premium (if any) on any of the Notes;

          (iii) failure to comply with the provisions set forth in Section 4.10, 4.14 or 4.18 hereof;

           (iv) failure by the Company or any of its Restricted Subsidiaries for 30 days after notice to comply with any of their other covenants in this Indenture or the Notes other than those referred to in clauses (i),
    (ii) and (iii) above;

            (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default:

              (a) is caused by a failure to pay principal of, or premium, if any, or interest on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default"); or

              (b) results in the acceleration (which acceleration has not been rescinded) of such Indebtedness prior to its express maturity,

    and, in each case described in clauses (a) and (b) of this clause (v), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $3.5 million or more;

           (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments (other than any judgments as to which a reputable insurance company has accepted full liability and whose bond, premium or similar charge therefor is not in excess of $3.5 million) aggregating in excess of $3.5 million, which judgments are not paid, discharged or stayed within 60 days after their entry;

          (vii) breach by the Company of any representation or warranty set forth in the Pledge Agreement, or default by the Company in the performance of any covenant set forth in the Pledge Agreement, or repudiation by the Company of any of its obligations under the Pledge Agreement or the unenforceability of the Pledge Agreement against the Company for any reason which in any one case or in the aggregate results in a material impairment of the rights intended to be afforded thereby;

         (viii) termination or loss, for any reason, of any material FCC License or permit necessary for the operation of the Company's business in the manner and in accordance with the plan of operations described in the Offering Memorandum (unless (i) the Company or any of its Subsidiaries is contesting in good faith the loss of such license or permit at the FCC and has not exhausted its remedies at the FCC; and (ii) the Company (together with any Subsidiary) continues to have the right to use such license or permit if previously obtained);

           (ix)    the entry by a court having jurisdiction in the premises of
    (A) a decree or order for relief in respect of the Company, any Restricted Subsidiary which constitutes, or any group of Restricted Subsidiaries that, taken together, would constitute, a Significant Subsidiary, in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company, such Restricted Subsidiary or such Restricted Subsidiaries, bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, such Restricted Subsidiary or such Restricted Subsidiaries, under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, such Restricted Subsidiary or such Restricted Subsidiaries, or of any substantial part of its or their property, or ordering the winding up or liquidation of its or their affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

            (x) the commencement by the Company, any such Restricted Subsidiary or such Restricted Subsidiaries of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company, such Restricted Subsidiary or such Restricted Subsidiaries in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, such Restricted Subsidiary or such Restricted Subsidiaries, or of any substantial part of its or their property, or the making by it or them of an assignment for the benefit of creditors, or the admission by it or them in writing of its or their inability to pay its or their debts generally as they become due, or the taking of corporate action by the Company or such Restricted Subsidiary or such Restricted Subsidiaries, in furtherance of any such action.

Section 6.2.  Acceleration.

    If any Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by written notice to the Company and the Trustee, may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default specified in clause (ix) or (x) of
Section 6.01(v), all outstanding Notes shall become and be immediately due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, interest or Liquidated Damages, if any) if it determines that withholding notice is in such Holders' interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of all of the Holders waive any existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of principal, premium, interest or Liquidated Damages, if any, on the Notes.

    In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law. If an Event of Default occurs prior to August 1, 2002 by reason of any such willful action (or inaction) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to August 1, 2002, then the premium specified herein shall also become due and payable to the extent permitted by law upon the acceleration of the Notes.

    The Company is required to deliver to the Trustee annually a statement regarding compliance with this Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.


Section 6.3.  Other Remedies.

    If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or any of the Collateral Documents.

    The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the

Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4.  Waiver of Past Defaults.

    The Holders of a majority in aggregate principal amount of Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of the principal, premium, interest or Liquidated Damages, if any, on the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5.  Control by Majority.

    Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with the law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.6.  Limitation on Suits.

    A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.



    The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal and premium (if any) or interest and Liquidated Damages (if any) on such Note on or after the respective due dates set forth in such Note (including upon acceleration thereof) or the institution of any proceeding with respect to this Indenture or any remedy hereunder, including, without limitation, acceleration, by the Holders of a majority in principal amount of outstanding Notes, provided that upon institution of any proceeding or exercise of any remedy, such Holders provide the Trustee with prompt notice thereof.

    A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.7.  Rights of Holders of Notes to Receive Payment.

    Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder of the Note.

Section 6.8.  Collection Suit by Trustee.

    If an Event of Default specified in Section 6.01(i) or 6.01(ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9.  Trustee May file Proofs of Claim.

    The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), the Company's creditors or the Company's property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of a Note to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of the Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder of a Note thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a
Note in any such proceeding.

Section 6.10. Priorities.

    If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First:  to the Trustee, its agents and attorneys for amounts due under
    Section 7.07;

         Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

         Third: to the Company or to such party as a court of competent jurisdiction shall direct.

    The Trustee may fix a record date and payment date for any payment to Holders of Notes under this Section 6.10.

Section 6.11. Undertaking for Costs.

    In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                      ARTICLE 7.
                                       TRUSTEE

Section 7.01. Duties of Trustee.

    (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

    (b)  Except during the continuance of an Event of Default:

         (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

         (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

    (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

         (i) this paragraph does not limit the effect of paragraph (b) of this Section;

         (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

    (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section.

    (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

    (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

    (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

    (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

    (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

    (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

    (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

    (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security and indemnity satisfactory to the Trustee against loss, liability, or expense that might be incurred by it in compliance with such request or direction.

    (g) Except with respect to Section 4.04, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article 4. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 4.01, 4.03 and 4.04 or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

Section 7.03.      Individual Rights of Trustee.

    The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if any of the Notes are registered pursuant to the Securities Act), or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04.      Trustee's Disclaimer.

    The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, the Pledge Agreement or the Pledged Securities it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.

    If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06. Reports by Trustee to Holders of the Notes.

    Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

    A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which any Notes are listed. The Company shall promptly notify the Trustee when any Notes are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

    The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

    The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except any such loss, liability or expense as may be attributable to the gross negligence, willful misconduct or bad faith of the Trustee. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

    The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

    To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

    When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(ix) or 6.01(x) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08. Replacement of Trustee.

    A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

    The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company and obtaining the prior written approval of the FCC, if so required by the Communications Act, including Section 310(d) and the rules and regulations promulgated thereunder. The Holders of at least a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee (subject to the prior written approval of the FCC, if required by the Communications Act, including Section 310(d), and the rules and regulations promulgated thereunder) if:

         (a) the Trustee fails to comply with Section 7.10;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) the Trustee is no longer in compliance with the foreign ownership provisions of Section 310 of the Communications Act and the rules and regulations promulgated thereunder.

         (d) a Bankruptcy Custodian or public officer takes charge of the Trustee or its property; or

         (e)  the Trustee becomes incapable of acting.


    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

    If the Trustee after written request by any Holder of a Note who has been a Holder of a Note for at least six months fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

    A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, Etc.

    If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

    There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition.

    This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section
 310(b).

Section 7.11. Preferential Collection of Claims Against Company.

    The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                      ARTICLE 8.
                       LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

    The Company may at its option, by an appropriate board resolution evidenced by an Officers' Certificate, at any time (subject to 10-day prior written notification to the Trustee), elect to have the provisions of either Section
8.02 or 8.03 applied to the outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02. Legal Defeasance and Discharge.

    Upon the Company's exercise of the option provided in Section 8.01 applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive, solely from the trust fund described in Section 8.04 and as more fully set forth in such Section, payments in respect of the principal of, premium (if any), interest and Liquidated Damages (if any) on, such Notes when such payments are due from the Trust referred to below; (ii) the Company's obligations with respect to the Notes concerning the issuance of temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
(iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder the Company's obligations in connection therewith; and (iv) the Legal Defeasance of this Article 8.

Section 8.03. Covenant Defeasance.

    Upon the Company's exercise of the option provided in Section 8.02 applicable to this Section, (i) the Company shall be released from its obligations under Sections 4.03, 4.04, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12,
4.13, 4.14, 4.15, 4.16, 4.17 and 4.18 and Article 5 and (ii) the occurrence of an event specified in Section 6.01(iv) or (v), shall not be deemed to be an Event of Default, on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 8.04. Conditions to Legal or Covenant Defeasance.

    The following shall be the conditions to the application of either Section
8.02 or Section 8.03 to the outstanding Notes:

         (i) The Company shall irrevocably have deposited or caused to be deposited with the Trustee in trust for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay the principal of, premium (if any), interest and Liquidated Damages (if any) on, the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

         (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

              (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or

              (B) since the date of this Indenture, there has been a change in the applicable federal income tax law,

    in either case to the effect, and based thereon such opinion of counsel shall confirm, that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (iii) in the case of Covenant Defeasance, the company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred:

         (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

         (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

         (vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day (or such other applicable date) following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

         (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

         (viii) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to be Held in Trust;
              Other Miscellaneous Provisions.

    Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to
Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

    The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

    Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section
8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to Company.

    Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustees thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07. Reinstatement.

    If the Trustee or Paying Agent is unable to apply any United States Dollars or Government Notes in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                      ARTICLE 9.
                           AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. With Consent of Holders of Notes.

    Except as provided in the next succeeding paragraph, this Indenture, the Notes and the Pledge Agreement may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of this Indenture, the Notes or the Pledge Agreement may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

Section 9.02. Without Consent of Holders of Notes.

    Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Note held by a non-consenting Holder):

         (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (ii) reduce the principal of or change the fixed maturity of any Notes or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants set forth in Sections 3.09, 4.14 and 4.18 hereof) or reduce the prices at which the Company shall offer to purchase such Notes pursuant to Sections 3.09, 4.14 or 4.18 hereof;

         (iii) reduce the rate of or change the time for payment of interest on any Note;

         (iv) waive a Default or Event of Default in the payment of principal of, or premium (if any), interest or Liquidated Damages (if any) on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

         (v) make any Notes payable in money other than that stated in the Notes;

         (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or premium (if any), interest or Liquidated Damages (if any) on, the Notes;

         (vii)     waive a redemption payment with respect to any Note; or

         (viii) make any change in the foregoing amendment and waiver provisions.

    Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture, the Notes or the Pledge Agreement to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Section 9.03. Compliance with Trust Indenture Act.

    Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

    Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note.

    The Company may fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished to the Trustee prior to such solicitation pursuant to Section 2.07 or (ii) such other date as the Company shall designate.

Section 9.05. Notation on or Exchange of Notes.

    The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

    Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, Etc.

    The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it.

Section 9.07. Payments for Consents.

    None the Company nor any of its Subsidiaries may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of a Note for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 9.08.      Effect of Supplemental Indentures.

    Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.



                                     ARTICLE 10.
                               COLLATERAL AND SECURITY

Section 10.01.     Collateral Documents.

    Upon the Closing of the Offering, the Company shall purchase and pledge to the Collateral Agent pursuant to the Pledge Agreement, for the benefit of the Holders, the Pledged Securities in such amount as will be sufficient upon receipt of scheduled interest and principal payments of such securities, in the opinion of a nationally recognized firm of independent firm of independent certified public accountants selected by the Company, to provide for payment in full of the first six scheduled interest payments due on the Notes. The payment of the first six scheduled interest payments on the Notes will be secured by a first priority interest in the Pledged Securities and the Pledge Account. Pursuant to the terms of the Pledge Agreement, upon timely payment to the Holders of the first six interest payments on the Notes, all Pledged Securities will be released from the Pledge Account.

    Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Collateral Agent copies of all Collateral Documents, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.
The Company shall take, or shall cause its Subsidiaries to take, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the first six semi-annual payments of interest on the Notes, a valid and enforceable perfected Lien in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens, except for those Liens with respect to which the Collateral Documents or this Indenture expressly contemplate prior or pari passu Liens.

Section 10.02.     Execution of Collateral Documents.

    Simultaneously with the execution of this Indenture, the Company and the Collateral Agent shall execute the Collateral Documents.


                                     ARTICLE 11.
                                    MISCELLANEOUS


Section 11.01.     Trust Indenture Act Controls.

    If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 11.02.     Notices.

    Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

If to the Company:

    Teletrac, Inc.
    2323 Grand, Suite 1100
    Kansas City, MO
    Telecopier No.:  (816) 474-3475
    Attention:  James A. Queen

With a copy to:

    Reboul, MacMurray, Hewitt, Maynard
      & Kristol
    45 Rockefeller Plaza
    New York, NY  10111
    Telecopier No.:  (212) 841-5725
    Attention:  Robert A. Schwed, Esq.

If to the Trustee:

    Norwest Bank Minnesota, National Association
    Norwest Center, Sixth and Marquette
    Minneapolis, Minnesota 55479-0069
    Telecopier No:  (612) 667-9825
    Attention:  Corporate Trust Administration

    The Company or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

    All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

    Any notice or communication to a Holder of a Note shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder of a Note or any defect in it shall not affect its sufficiency with respect to other Holders of Notes.

    If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

    If the Company mails a notice or communication to Holders of Notes, it shall mail a copy to the Trustee and each Agent at the same time.

Section 1.113.    Communication by Holders of Notes with Other Holders of Notes.

    Holders of the Notes may communicate pursuant to TIA Section 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes. The

Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 11.04.     Certificate and Opinion as to Conditions Precedent.

    Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

    (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

    (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.05.     Statements Required in Certificate or Opinion.

    Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

    (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

    (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

    (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

    (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.06.     Rules by Trustee and Agents.

    The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07. No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders.

    No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or the Pledge Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 11.08.     Governing Law.

    The internal law of the State of New York shall govern and be used to construe this Indenture and the Notes.

Section 11.09.     No Adverse Interpretation of Other Agreements.

    This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10.     Successors.

    All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.11.     Severability.

    In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12 Counterpart Originals.

    The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.13 Table of Contents, Headings, Etc.

    The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                            [Signatures on following page]

    IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                   TELETRAC, INC.,
                   a Delaware corporation


                   By:________________________________
                        Name:  James A. Queen
                        Title: Chief Executive Officer



                   NORWEST BANK MINNESOTA, NATIONAL
                   ASSOCIATION, as Trustee

                   By:________________________________
                        Name:  Raymond S. Haverstock
                        Title: Vice President



                   NORWEST BANK MINNESOTA, NATIONAL
                   ASSOCIATION, as Collateral Agent

                   By:________________________________
                        Name:   Raymond S. Haverstock
                        Title:  Vice President

                                                                EXHIBIT C-1

                   [FORM OF CERTIFICATION TO BE GIVEN BY HOLDERS OF
                        BENEFICIAL INTEREST IN A REGULATION S
                                TEMPORARY GLOBAL NOTE]

                            OWNER SECURITIES CERTIFICATION

                                    TELETRAC, INC.

                           14% Senior Notes, CUSIP No. ___

         Reference is hereby made to the Indenture, dated as of August 6, 1997 (the "Indenture"), between Teletrac, Inc., as Issuer, and Norwest Bank Minnesota, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         This is to certify that, as of the date hereof, $______ of the above-captioned Notes are beneficially owned by non-U.S. person(s). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act of 1933, as amended.

         We undertake to advise you promptly by tested telex or facsimile on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

         We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceedings. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers.

Dated:  __________, ____

By:___________________________________
   As, or as agent for, the beneficial
   owner(s) of the Notes to which this
   certificate relates.

                                        C-1-1

                                                                     EXHIBIT C-2
                          [FORM OF CERTIFICATION TO BE GIVEN
                             BY THE EUROCLEAR OPERATOR OR
                             CEDEL BANK, SOCIETE ANONYME]

                         DEPOSITARY SECURITIES CERTIFICATION

                                    TELETRAC, INC.

                           14% Senior Notes, CUSIP No. ___


          Reference is hereby made to the Indenture, dated as of August 6, 1997, (the "Indenture"), between Teletrac, Inc., as Issuer, and Norwest Bank Minnesota, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This is to certify that, with respect to U.S. $_______ principal amount of the above-captioned Notes, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from member organizations appearing in our records as persons being entitled to a portion of the principal amount of Notes set forth above (our "Member Organizations"), certifications with respect to such portion, substantially to the effect set forth in the Indenture.(1)

          We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Regulation S Temporary Global Note (as defined in the Indenture) excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.






- ------------------------------
(1) Unless Morgan Guaranty Trust Company of New York, London Branch is otherwise informed by the Agent, the long form certificate set out in the Operating Procedures will be deemed to meet the requirements of this sentence.

                                        C-2-1

          We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers.

                              Dated:  _____________, ____

                              Yours faithfully,

                              [MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                              Brussels office, as operator of the Euroclear System]

                              or

                              [CEDEL BANK, SOCIETE ANONYME]


                              By____________________________





                                        C-2-2

                                                                     EXHIBIT C-3

                        [FORM OF CERTIFICATION TO BE GIVEN BY
                        TRANSFEREE OF BENEFICIAL INTEREST IN A
                         REGULATION S TEMPORARY GLOBAL NOTE]

                         TRANSFEREE SECURITIES CERTIFICATION

                                    TELETRAC, INC.

                           14% Senior Notes, CUSIP No. ___

          Reference is hereby made to the Indenture, dated as of August 6, 1997, (the "Indenture"), between Teletrac, Inc., as Issuer, and Norwest Bank Minnesota, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          For purposes of acquiring a beneficial interest in the Regulation S Temporary Global Note, the undersigned certifies that it is not a U.S. Person as defined by Regulation S under the Securities Act of 1933, as amended.

          We undertake to advise you promptly by facsimile on or prior to the date on which you intend to submit your certification relating to the Notes held by you in which we intend to acquire a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

          We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers.


                           Dated:  ___________, ____


                           By:_____________________________
                              As, or as agent for, the beneficial acquiror of the Notes to which this certificate relates.

                                  C-3-1

                                                                     EXHIBIT C-4

                          FORM OF CERTIFICATION FOR TRANSFER
                          OR EXCHANGE OF RESTRICTED NOTE TO
                         [RESTRICTED](1)[RESTRICTED GLOBAL](1)
                     [UNRESTRICTED](2)(3)[UNRESTRICTED GLOBAL](2) (3)
                        [REGULATION S TEMPORARY GLOBAL](4)NOTE

                 (Transfers and exchanges pursuant to Section 2.08(c)
                                  of the Indenture)


Norwest Bank Minnesota, National Association,
  as Trustee
[               ]
[               ]
[               ]

Attention:  Corporate Trust Services Department


               Re:  Teletrac, Inc. 14% Senior Notes
                    due 2007 (the "Notes")

          Reference is hereby made to the Indenture, dated as of August 6, 1997, (the "Indenture"), between Teletrac, Inc., as Issuer, and Norwest Bank Minnesota, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to $________ principal amount of Restricted Notes held in definitive form (CUSIP No. ____) by [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such Notes.

_____________________

(1) Use for transfer of Restricted Note for Unrestricted Note or interest in Restricted Global Note.

(2) Use for transfers of Restricted Note for Unrestricted Note or interest in Unrestricted Global Note.

(3) Use for transfer of Restricted Note pursuant to Rule 903 or Rule 904 after termination of Restricted Period.

(4) Use for transfers of Restricted Note pursuant to Rule 903 or Rule 904 prior to termination of Restricted Period.

                                        C-4-1

          In connection with such request and in respect of such Notes, the Transferor does hereby certify that (i) such Notes are owned by the Transferor and are being exchanged without transfer or (ii) such transfer has been effected pursuant to and in accordance with (a) Rule 903 or Rule 904 under the Securities Act of 1933, as amended (the "Act"), (b) Rule 144 under the Act or (c) Rule 144A under the Act, and accordingly the Transferor does hereby further certify that

               [(A) the offer of the Notes was not made to a person in the United States;

               (B)  either:

                    (i) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or

                    (ii) the transaction was executed in, on or through the
               facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

               (C) no directed selling efforts have been made in contravention of the requirements of Rule 903 (b) or 904(b) of Regulation S, as applicable; and

               (D) the transaction is not part of a plan or scheme to evade the registration requirements of the Act.](5)(6)[the Notes have been transferred in a transaction permitted by Rule 144](7)[the transfer has been effected pursuant to and in accordance with Rule 144A under the Act and, accordingly, the Transferor does hereby further certify that the Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment


(5) Use for transfer of Restricted Note pursuant to Rule 903 or Rule 904 after termination of Restricted Period.

(6) Use for transfers of Restricted Note pursuant to Rule 903 or Rule 904 prior to termination of Restricted Period.

(7) Use for transfers of Restricted Note for Unrestricted Note or interest in Unrestricted Global Note.

                                        C-4-2
          investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.](8)

          We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers.

                           Dated:  ___________, ____


                           By:_____________________________
                              [Insert Name of Transferor]


                           By:_____________________________
                              Name:
                              Title:


cc:  Teletrac, Inc.

____________________

(8) Use for transfer of Restricted Note for Unrestricted Note or interest in Restricted Global Note.

                                        C-4-3

                                                                     EXHIBIT C-5


                        FORM OF CERTIFICATION FOR TRANSFER OR
                  EXCHANGE OF RESTRICTED GLOBAL NOTE TO REGULATION S
                                TEMPORARY GLOBAL NOTE
                         (Exchanges or transfers pursuant to
                        Section 2.08(d)(iii) of the Indenture)

Norwest Bank Minnesota, National Association,
  as Trustee
[               ]
[               ]
[               ]

Attention:  Corporate Trust Services Department


               Re:  Teletrac, Inc. 14% Senior Notes
                    due 2007 (the "Notes")

          Reference is hereby made to the Indenture, dated as of August 1, 1997, (the "Indenture"), between Teletrac, Inc., as Issuer, and Norwest Bank Minnesota, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to U.S. $________ principal amount of Notes which are held in the form of the Restricted Global Note (CUSIP No. ____) with the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such beneficial interest for an interest in the Regulation S Temporary Global Note (CUSIP No. __) to be held with the Depositary in the name of [Euroclear] [Cedel Bank, societe anonyme].

          In connection with such request and in respect of such Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Notes and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

          (1) the offer of the Notes was not made to a person in the United States;

                                        C-5-1

          [(2) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;](1)

          [(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States;]1

          (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

          We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers.

                         [Insert Name of Transferor]


                         By:_____________________________
                            Name:
                            Title:

Dated:  _______________

cc:  Teletrac, Inc.

____________________

(1) Insert one of these provisions, which come from the definition of "offshore transaction" in Regulation S.


                                        C-5-2

                                                                     EXHIBIT C-6

                  FORM OF CERTIFICATION FOR TRANSFER OR EXCHANGE OF
                              RESTRICTED GLOBAL NOTE TO
                               UNRESTRICTED GLOBAL NOTE
                         (Exchanges or transfers pursuant to
                        Section 2.08(d)(iv) of the Indenture)

Norwest Bank Minnesota, National Association,
  as Trustee
[               ]
[               ]
[               ]

Attention:  Corporate Trust Services Department


               Re:  Teletrac, Inc. 14% Senior Notes
                    due 2007 (the "Notes")

          Reference is hereby made to the Indenture, dated as of August 6, 1997, (the "Indenture"), between Teletrac, Inc., as Issuer, and Norwest Bank Minnesota, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to U.S. $________ principal amount of Notes which are held in the form of the Restricted Global Note (CUSIP No. ____) with the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such beneficial interest in the Securities for an interest in the Unrestricted Global Note (CUSIP No. ____).

          In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Notes and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

          (1) the offer of the Notes was not made to a person in the United States;

          [(2) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;](1)

_____________________

(1) Insert one of these two provisions, which come from the definition of "offshore transactions" in Regulation S.

                                        C-6-1

          [(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States;]1

          (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

and (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, certify that the Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act.

          We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchasers.

                         [Insert Name of Transferor]


                         By:_____________________________
                            Name:
                            Title:

Dated:  _______________

     cc:



                                    C-6-2

                                                                 EXHIBIT C-7 (1)


                           FORM OF INSTRUCTION FOR EXCHANGE

                                EXCHANGE INSTRUCTIONS

                                    TELETRAC, INC.

                              14% Senior Notes due 2007


          Pursuant to Section 2.08(d)(vii)(2) of the Indenture, dated as of August 6, 1997 (the "Indenture"), between Teletrac, Inc. and Norwest Bank Minnesota, National Association, as Trustee, [Name of Initial Purchaser] hereby requests that $________ aggregate principal amount of the above-captioned Notes held by you for our account in the Regulation S Temporary Global Note (CUSIP No. ___) (as defined in the Indenture) be exchanged for one or more Restricted [Global] Rate Notes [(CUSIP No. ____)] in the denominations and registered in the names of the holders requested as set forth below:

Denominations                 Registered Name

____________________     ____________________________________

____________________     ____________________________________

____________________     ____________________________________

____________________     ____________________________________


Dated:  _______________       [Name of Initial Purchaser]


                              By:_____________________________


(1) For use prior to the exchange of a Regulation S Temporary Global Note for one or more Restricted Notes.

                                        C-7-1

                                                                     EXHIBIT C-8


                          FORM OF CERTIFICATION FOR TRANSFER
                            OF RESTRICTED [GLOBAL](1)NOTE

                               TRANSFEREE CERTIFICATION


Norwest Bank Minnesota, National Association,
  as Trustee
[               ]
[               ]
[               ]

Attention:  Corporate Trust Services Department


               Re:  Teletrac, Inc. 14% Senior Notes
                    due 2007 (the "Notes")

          Reference is hereby made to the Indenture, dated as of August 6, 1997, (the "Indenture"), between Teletrac, Inc., as Issuer, and Norwest Bank Minnesota, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          This letter relates to $________ principal amount of Restricted Notes held in definitive form (CUSIP No. ____) (the "Transferred Note") by [insert name of transferor] (the "Transferor"). The Transferor has requested an exchange or transfer of such Notes to the undersigned transferee (the "Transferee") and the Transferee is aware that the transfer to it is being made in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act").

          In connection with such request and in respect of the Transferred Notes, the Transferee does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 144A under the Securities Act and, accordingly, the Transferee does hereby further certify that the Transferee is purchasing the Transferred Notes for its own account, or for one or more accounts with respect to which the Transferee exercises sole investment discretion, and the Transferee and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States.

(1)  Include if relates to interest in Global Note.

                                        C-8-1

          We understand that the Transferred Notes have not been and will not be registered under the Securities Act and may not be offered, sold, pledged or otherwise transferred without registration under the Securities Act, except
(a)(1) to a person whom the Transferee reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A or (2) pursuant to an exemption from registration under the Securities Act in accordance with Rule 144 thereunder (if available) or (3) in a transaction outside the United States in compliance with the provisions of Regulation S under the Securities Act and
(B) in each case in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction.

          We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and the Initial Purchaser.

                         Dated:  _______________

                         [Insert Name of Transferee]


                         By:_____________________________
                            Name:
                            Title:

     cc:  Teletrac, Inc.


                                   C-8-2